Registered Office,
Piazzale Enrico Mattei, 1
00144 Rome
Tel. +39 06598.21
www.eni.com

To
OCEAN POWER TECHNOLOGIES, INC.
28 ENGELHARD DRIVE, MONROE
TOWNSHIP
NEW JERSEY 08831
USA

Vendor ID: 218606

Reference number 422 DATE 15/03/18

BLANKET ORDER
Number: 2500030905
Buyer: Stefano Coppola
Start date: 14.03.2018
End date: 13.05.2020

Subject: Lease of one OPT Power buoy PB3 to be deployed in Adriatic Sea for the test campaign of subsea batteries recharging.

With reference to your tender dated 10/10/2017 and all technical/commercial bulletin and clarifications issued by COMPANY and CONTRACTOR replies during tender phase, we, Eni Spa, hereby award you, Ocean Power Technologies Inc., the subject CONTRACT (hereinafter referred to as "the CONTRACT") on the following terms and conditions.
The CONTRACT is made by and between the following PARTIES designated as "COMPANY" and "CONTRACTOR":

COMPANY:
Eni spa, a corporation existing under the laws of Italy and having its principal place of business at the following address:

Address:
Via Emilia,1 - San Donato Milanese - 20097, Milan (Italy)

CONTRACTOR:
Ocean Power Technologies Inc. a corporation existing under the laws of United States of America and having its principal place of business at the following address:

Address:
28 Engelhard Drive, Monroe Township, New Jersey 08831 USA

The CONTRACT constitutes the entire agreement between the PARTIES with respect to the subject matter hereof and shall supersede and cancel all prior agreements or understandings, whether oral or written.

SUMMARY

1. DEFINITIONS AND INTERPRETATION

PB3
means the wave energy converters designed to capture sea wave energy and to convert it into electric energy through a direct drive generator that continuously charges an on-board battery pack, based on OPT's Power Buoy technology. PB3 includes only the PB3 PowerBuoy and mooring.

DEFECT
Means a defect in any part used in the PB3 or in the provision of a service associated with the PB3 LEASE, that substantially prevents that part or that service from operating or functioning as designed or in accordance with the operating conditions identified in Appendix D

FAT (factory acceptance test)
Means the customized test to be performed by CONTRACTOR at the SERVICE AREA where the PB3 shall be built.

DELIVERY SITE
Means the location at the Ravenna port where the PB3 is either offloaded from a ship upon arrival from the US or loaded onto a ship for shipment to the U.S.

DELIVERY CHECK
Means the customized test to be performed by CONTRACTOR at the DELIVERY SITE after the delivery and before the LAUNCH.

DELIVERY DATE
Means the date set out in the CONTRACT by which PB3 and EQUIPMENT is delivered by the CONTRACTOR to the DELIVERY SITE

LAUNCH
Launch or load-out (the operational activity of loading the PB3 onto a barge for offshore transportation) of the SERVICES by crane or other suitable instrument after the DELIVERY CHECK

LAUNCH SITE
Means the area chosen by the COMPANY at Ravenna port where the PB3 covered by the CONTRACT shall be launched by OFFSHORE INSTALLATOR

PRE-SAIL AWAY CHECK:
Means the customized sea trial to be performed by CONTRACTOR close to the quay after the LAUNCH and before the sail away toward the SITE.

OFFSHORE COMMISSIONING TEST
Means the customized sea trial to be performed by CONTRACTOR at the SITE on the PB3 and the other EQUIPMENT included in the TECHNICAL SPECIFICATION.

AREA OF OPERATIONS
Is Adriatic Sea (Italy)

SITE
Means the locations where the PB3 will be installed in the AREA OF OPERATIONS, within the respect area of the Offshore Platform identified in the Technical Documentation.

TRIAL PERIOD
Means the period starting from the TRIAL PERIOD COMMENCEMENT DATE, for a period of eighteen (18) months, which can be extended for additional eighteen (18) months at COMPANY option.

TRIAL PERIOD COMMENCEMENT DATE
Means the date set out in the CONTRACT by which CONTRACTOR shall commence the SERVICE after positive OFFSHORE COMMISSIONING TEST

ASSISTANCE AND MAINTENANCE SERVICE:
Assistance and maintenance service since DELIVERY CHECK to close the CONTRACT.

OFFSHORE INSTALLATOR
THIRD PARTY commissioned by the COMPANY to perform transport and installation of all SERVICES at the SITE.

2. SCOPE OF CONTRACT

2.1 The CONTRACT covers the lease of one OPT Power buoy PB3 to be deployed in Adriatic Sea for the test campaign of subsea batteries recharging to be performed by CONTRACTOR in conformity in all respects with the provisions of the CONTRACT, as well as the provision of the following SERVICES regarding the PB3 LEASE:

1. Provide a fully operational Power buoy PB3 designed to comply the requested service described in the Appendix D and Art. 3 DELIVERY TERMS of this CONTRACT, including the other EQUIPMENT and deliverables requested;
2. Provide support and supervision for LAUNCH and installation and commissioning and demobilization;
3. Provide assessment of PB3 performance during the at sea test trial phases.

COMPANY agrees to serve as the consignee for the shipment, by the CONTRACTOR, of the PB3 to the DELIVERY SITE. As proof of delivery, a taken over written notification by the COMPANY will be issued.

2.2 The CONTRACTOR warrants to the COMPANY that, for the duration of the PB3 LEASE, the PB3 parts and associated labor (both as provided by the CONTRACTOR) shall be reasonably fit and sufficient for the purpose for which the PB3 is intended as evidenced by the CONTRACT. In addition but not by way of limitation, the PB3 shall be of good material, design and workmanship, shall be free of DEFECTS, and shall satisfactorily fulfill the operating conditions set forth in Appendix D. The foregoing warranty, however, shall not apply in the event of damage to the PB3 caused, directly or indirectly, by either a FORCE MAJEURE event as that term is defined in Art. 12 of the General Conditions as supplemented by Art. 19 of the contract.

If any DEFECT in the PB3 appears during the PB3 LEASE, the COMPANY shall notify the CONTRACTOR in writing within 7 days of COMPANY's discovery of the DEFECT. Upon evidence of a DEFECT within CONTRACTOR's scope, CONTRACTOR shall at its own expense and as quickly as reasonably possible, make such alterations, repairs and replacements as may be reasonably necessary to correct said DEFECT. However, in no circumstances shall CONTRACTOR be liable to COMPANY nor shall CONTRACTOR be required to reimburse COMPANY for an indirect, special, reliance, incidental or consequential losses, damages or expenses under this CONTRACT.

3 DELIVERY TERMS

3.1. CONTRACTOR undertakes to deliver the PB3 and the EQUIPMENT to the DELIVERY SITE, bearing all costs for packaging, transportation, duties and taxes (DDP – Delivered Duty Paid; INCOTERMS 2010) for PB3 and EQUIPMENT. At the DELIVERY SITE, COMPANY will take over the PB3 and the EQUIPMENT and will be responsible for transporting the same from the DELIVERY SITE to the LAUNCH SITE, bearing all associated costs to such transportation.

3.2. The COMPANY is responsible for all costs associated with deployment and installation of the PB3 and EQUIPMENT, as well as all costs associated with the return of the PB3 and EQUIPMENT from the location of the deployment to the DELIVERY SITE. The CONTRACTOR shall support, as provided in Annex D, the COMPANY with deployment and installation of the PB3 and EQUIPMENT. For sake of clarity, the COMPANY shall be responsible for the care and custody of PB3 and EQUIPMENT during the first TRIAL PERIOD and the second TRIAL PERIOD, as applicable.

3.3. At the end of the first TRIAL PERIOD or the second TRIAL PERIOD (as defined in article 4), as the case may be, COMPANY will send to CONTRACTOR a notice, pursuant to the terms of article 4.5, indicating its intention to demobilize or purchase the PB3. In case COMPANY elects to demobilize the PB3, COMPANY will arrange, at its own care, costs and expenses, for the demobilization from the LAUNCH SITE to the DELIVERY SITE, and CONTRACTOR will arrange, at its own care, costs and expenses (including all costs for packaging, transportation, duties and taxes (DDP – Delivered Duty Paid; INCOTERMS 2010) for taking over of the PB3 from the DELIVERY SITE. It is hereby understood and agreed that COMPANY will be responsible for arranging the transportation of the PB3 to the DELIVERY SITE in a staging area for storage and will ensure, at its own costs, that such staging area will remain available for a maximum period of 15 days for the CONTRACTOR to take over the PB3 and arrange for complete demobilization. Should the CONTRACTOR fail to take-over the PB3 within such 15-day period, CONTRACTOR shall be responsible to procure, at its own care and costs, that the PB3 are maintained in the same or in an alternative staging area at the DELIVERY SITE. Therefore, following the elapse of the 15-days period, COMPANY will not have any responsibility and/or liability whatsoever, including any responsibility and/or liability for any damage caused by the PB3 to any THIRD PARTY or any damage suffered by the PB3.

4 CONTRACT DURATION AND OPTIONS TO EXTEND

4.1. This CONTRACT shall become effective on the date of acceptance of CONTRACT (the "EFFECTIVE DATE") and shall continue in full force and effect until the full performance of the obligations herewith provided, subject to termination in accordance with the terms of the CONTRACT. In any event, the CONTRACT will terminate 44 months after the CONTRACT EFFECTIVE DATE unless mutually agreed in writing by both parties.

4.2. During the term of the CONTRACT, the CONTRACTOR shall lease the PB3 and the EQUIPMENT for a minimum duration of eighteen (18) months computed as from the DELIVERY DATE (a period that includes the first "TRIAL PERIOD"). Upon expiry of the first TRIAL PERIOD, COMPANY may, at its own option, communicate to CONTRACTOR, with a minimum sixty-day period advance before the expiration of the first TRIAL PERIOD, its intention to continue the lease of the PB3 and the EQUIPMENT for an additional eighteen (18) month period (the "second TRIAL PERIOD"), provided CONTRACTOR agrees in writing within 7 business days since the requested extension notice has been received, under the same terms and conditions set forth herein.

The above mentioned right of extension(s), if exercised, shall form the subject of formal Document "Right of Extension Notice".
In case of "Right of Extension" would not be exercised, the COMPANY will return the PB3 in a reasonable time frame in order to arrange the demobilize operations at the conclusions of the first TRIAL PERIOD, pursuant to the terms of article 3.3.

4.3. Written notification by COMPANY, within 7 business days, of successful completion of OFFSHORE COMMISSIONING TEST for the PB3 and EQUIPMENT determines the TRIAL PERIOD COMMENCEMENT DATE for rate application purposes.

4.4. CONTRACTOR acknowledges that the performance of the SERVICE is time critical and shall not assign to other works a priority which affects or interferes with the start, finish or timely performance of each part of the SERVICE in accordance with this CONTRACT.

4.5. COMPANY has the option, subject to CONTRACTOR acceptance, which shall not unreasonable withheld, to purchase the PB3 and EQUIPMENT at the end of the CONTRACT paying the maximum price indicated in the Appendix "A". The final price shall be negotiated by the PARTIES and will depend on trial results. In any case the price will not be higher than *** .
To that purpose, at the end of the first TRIAL PERIOD or the second TRIAL PEROD, as the case may be, COMPANY shall send a notice to CONTRACTOR, with a minimum sixty-day period advance before the expiration of the first TRIAL PERIOD or the second TRIAL PERIOD, as applicable, confirming its intention to either demobilize the PB3 or purchase the same. Should COMPANY elect to demobilize the PB3, the provisions of article 3.2 and 3.3 shall apply. Should COMPANY elect to purchase the PB3 and the EQUIPMENT, the PARTIES agree that they will negotiate in good faith and enter into a sale and purchase agreement at standard terms and conditions within a maximum period of 2 months from COMPANY's notification.

5 SCHEDULE OF ACTIVITIES

5.1. CONTRACTOR shall provide the PB3, and/EQUIPMENT properly tested, outfitted with equipment as per Appendix "D", and in all respects ready to operate on a continuous basis and ready for positive inspection and approval by COMPANY at DELIVERY SITE within 6 (six) months from the EFFECTIVE DATE, in due time to ensure that "Task 3 - Support for Launch and Offshore Installation and at-sea Test Trial" starts within 6 (six) months from the EFFECTIVE DATE.

Phase 1: Delivery and Commissioning	Months					
	1	2	3	4	5	6
Task 1: Detailed Design of the system						
Task 2: Delivery						
Task 3: Support for Launch and Offshore						

5.2 At KOM, the COMPANY and the CONTRACTOR will agree to an overall project schedule according to above timeframe program with the identified documented assumptions, including but not limited to those items such as data and information to be provided by COMPANY to CONTRACTOR in order for the CONTRACTOR to start work in accordance with the agreed schedule. The project schedule will also address inspection and testing provisions, including the COMPANY's right to attend/participate in the same and the CONTRACTOR's requirements to take reasonable steps to resolve any non-compliances that may be identified.

6 CONTRACT DOCUMENTS

Article 2, "Contractual documents and priority" of the General Conditions is not applicable. The parties agree that it is fully replaced as with the provision shown below.

The following documents shall be deemed to form and be read and construed as part of the CONTRACT:

1. This CONTRACT;
2. "Confirmation of Acceptance" Form;
3. General Conditions;
4. Appendix "A" – Compensation;
5. Appendix "D" – Technical Specifications, consisting of:
   5.1 POWERBUOY - SPECIFICATION FOR THE LEASE OF THE OPT PB3 BUOY; Company Document ID 023500DQSF00002; Contractor Document ID A3422-SPE-0000-001.1.

*** This information has been omitted in reliance upon Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

5.1.1 Reference and Integrative Technical Documents from COMPANY: RD1 - Preliminary Assessment: ENI Battery Charging Application Using OPT's PB3 Wave Powered Buoy. RD2 - OPT's Budgetary Proposal for Subsea Battery Charging. RD3 – POWERBUOY - OPERATIVE SCENARIO; Company Document ID 023500DQRV00004; Contractor Document ID A3422-SPE-0000-003.0; ANNEX 1-2-3.

5.2 Integrative Technical Documents from CONTRACTOR:

- Modulo_all_Tecnico_OPT_FINAL REPLY AND REQUEST OPT SIGNATURE IN FINAL DOCUMENT;
- TEC-Appendix F_QMSC_Matrix_clarifications_Final_response_SIGNED BY OPT;
- TEC Appendix_D_compliance_REQUEST OPT SIGNATURE IN FINAL DOCUMENT_OPT COMMENT;
- Addendum B - PB3 Preliminary Mooring Concept Layout - Rev A;
- Addendum C - ENI Subsea Cable Assembly and Interface Specification - Rev B.

6. Appendix "E" – Contract HSE Requirements for activities in Italy
7. Appendix "F" – Quality Management Specification – Requirement for Supply Typology: Services;

7 CONTRACT HOLDER

COMPANY's Unit in charge of the administration of the CONTRACT is PROG/CS/PMB.

8 LIQUIDATED DAMAGES

8.1. With reference to the Art. 25 Liquidated Damages of the General Conditions, the PARTIES agree that if CONTRACTOR fails to deliver the PB3 at DELIVERY SITE by the relevant DELIVERY DATE, then CONTRACTOR shall pay to COMPANY for each such failure to observe such obligation in accordance with its terms, the amount of:

- *** percent (*** %) of the CONTRACT value for each day of delay or part thereof, calculated from the applicable contractual due date (6 months from relevant EFFECTIVE DATE) up to a maximum of ***% of the CONTRACT VALUE.

9 KICK OFF MEETING

The PARTIES agree that a "Kick-off meeting" (KOM) will be held at a location and date designated by COMPANY between COMPANY and CONTRACTOR within ten (10) days from the EFFECTIVE DATE, during which the PARTIES will clarify all operational/technical/quality related aspects relevant to the performance of the SERVICE.

10 KEY PERSONNEL

10.1. The KEY PERSONNEL are:
Chris Phebus
Chris Bukosky
Hiz Dufera

10.2. Curriculum Vitae in respect of KEY PERSONNEL shall be supplied to COMPANY and such KEY PERSONNEL shall be APPROVED prior to commencement of the SERVICES.

10.3. Once mobilized to perform activities required for the provision of the SERVICES, KEY PERSONNEL shall not be replaced or re-assigned by CONTRACTOR without prior APPROVAL.

11 INTELLECTUAL PROPERTY

*** This information has been omitted in reliance upon Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

Article 15 "Intellectual property and patent rights" of the General Conditions is not applicable. The Parties agree that it is fully replaced as follows:

11.1. For the purposes of this Article the term "intellectual property rights" means any rights related to any notes and/or laboratory work, patentable and non-patentable inventions, patents, database rights, computer programs, planning and design rights, drawing and model rights, trademarks, domain names, copyright, know-how and associated information, confidential information and any other rights related to any industrial or intellectual property, which may or may not be registered (including the rights to apply for any of the foregoing).

11.2. COMPANY and CONTRACTOR shall retain any right, title or interest in their respective INTELLECTUAL PROPERTY developed, acquired or obtained prior to EFFECTIVE DATE, or after the EFFECTIVE DATE but independently of this CONTRACT (hereinafter, "BACKGROUND"), and this CONTRACT shall not be interpreted as granting any right or license under any BACKGROUND, except as expressly provided herein.

11.3. The PARTIES agree that any and all INTELLECTUAL PROPERTY rights related to any result, patentable or not, in any way jointly made, conceived or developed by both CONTRACTOR and COMPANY , under the CONTRACT and/or, achieved, derived from, related to, connected with the activities carried out by the PARTIES, including the DELIVERABLES (among which prototype "PB3") and any and all technical information developed by the PARTIES in connection with the performance of the CONTRACT (hereinafter "the JOINT FOREGROUND"), shall be owned by the PARTIES in proportion to their contributions.

11.4. CONTRACTOR shall grant to COMPANY a royalty-free, non-exclusive, irrevocable, non-transferable, non-sublicenseable license and right to use the CONTRACTOR's share on the JOINT FOREGROUND solely for its and its AFFILIATES internal use. The foregoing use by the COMPANY of JOINT FOREGROUND is limited to the use and maintenance of the PB3 that is owned or leased by the COMPANY and shall expressly exclude the manufacturing or sale of the PB3 by the COMPANY, and any use by the COMPANY of the JOINT FOREGROUND under the license provided for in this Article shall not in any way limit or effect the use by the CONTRACTOR of JOINT FOREGROUND.

11.5. CONTRACTOR shall further grant to COMPANY a royalty-free, non-exclusive, irrevocable, non-transferable, non-sublicenseable license and right to use the CONTRACTOR BACKGROUND solely for its and its AFFILIATES internal use and for the purpose and to the extent necessary to exploit such CONTRACTOR BACKGROUND. The foregoing use by the COMPANY of CONTRACTOR BACKGROUND is limited to the use and maintenance of the PB3 that is owned or leased by the COMPANY and shall expressly exclude the manufacturing or sale of the PB3 by the COMPANY, and any use by the COMPANY of CONTRACTOR BACKGROUND under the license provided for in this Article shall not in any way limit or effect the use by the CONTRACTOR of CONTRACTOR BACKGROUND.

11.6. The COMPANY will not be held liable in any way for damages and/or claims of any nature deriving from alleged or actual violations of intellectual property rights or other rights protected by law that may arise or be caused by or attributed to, directly or indirectly, the execution of the SERVICES and/or any EQUIPMENT used by the CONTRACTOR. The CONTRACTOR undertakes to indemnify and hold harmless the COMPANY from and against any such damages and/or claims. The COMPANY shall promptly notify the CONTRACTOR, in writing, of any claim, demand, proceeding, suit or other notice of any of the foregoing, and the CONTRACTOR will be entitled to request (at the CONTRACTOR's cost) adequate authority, information and assistance by the COMPANY for the defense of the same and the COMPANY will evaluate, at its own discretion, if comply or not with this CONTRACTOR's request, subject to the right of the COMPANY to participate (at COMPANY's cost) and to be fully advised by the CONTRACTOR in advance of all action taken.

11.7 In case the PB3, or any part thereof, or the EQUIPMENT or SERVICES provided by the CONTRACTOR to the COMPANY is found in any final, non-appealable decision by a judicial body with jurisdiction to constitute infringement and/or the use of the PB3, or any part thereof, or the EQUIPMENT or SERVICES provided by the CONTRACTOR to the COMPANY is enjoined, then the CONTRACTOR shall, at its own expense and at its sole discretion, either procure for the COMPANY the right to use the PB3 or the EQUIPMENT or SERVICES or replace the same with substantially equal but non-infringing equipment or services or modify the same so it becomes substantially equal but non-infringing.

12 EXPLOITATION OF THE RESULTS

12.1. At the end of this CONTRACT, in the case that COMPANY is interested in applying the Power Buoy Technology worldwide, CONTRACTOR may enter into a good-faith negotiation of a Commercialization Agreement to regulate the exploitation of the Joint Foreground.

12.2. In consideration of the economical contribution and benefits provided by COMPANY under the terms of this CONTRACT, CONTRACTOR shall provide the Power Buoy to COMPANY and/or its AFFILIATES at a cost discounted of *** % for single purchase and ***% for multiple purchases. Such discount will be compared to that of the existing price list applied by CONTRACTOR to third parties.

13 SUBCONTRACTING

There will be no SUBCONTRACTING by the CONTRACTOR, per the agreed upon scope; therefore, this section is not applicable.

14 INVOICING

With reference to Art. "Methods of payment and invoicing" of the General Conditions, invoices must be sent to the following address:

With reference to Art. "Methods of payment and invoicing" of the General Conditions, invoices must be sent to the following address:
Eni spa
Ufficio Contabilità Fornitori
Via Fabiani 1/B - 20097 San Donato Milanese (MI)
Email: FATTUREFORNITORI.Mbx@eni.com

Additionally, when invoices are transmitted by e-mail, the SUPPLIER must indicate the following code in the e-mail header:

Code: AG01-S00001

Any applicable sales, use, or similar taxes levied in the country of manufacture, import or export, are included in the prices set forth in Appendix A as of the EFFECTIVE DATE.

15 COMPENSATIONS AND PAYMENTS

Compensations will be done as established in the Appendix A – Compensation.

Unless otherwise stated in Appendix A, all prices for the PB3 and any EQUIPMENT or SERVICE provided by the CONTRACTOR to the COMPANY are firm and are not subject to price escalation for any reason whatsoever.

*** This information has been omitted in reliance upon Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

With reference to Art. 21 - "Payments" of the General Conditions, the PARTIES agree as follows:

15.1. COMPANY will pay CONTRACTOR's invoice(s) in USD at 60 (sixty) days from invoice date.

15.2. The interest rate increase is equal to 3,5%.

16 DISCLOSURES

Notwithstanding Article 6. of the General Conditions, "Confidentiality, Administrative Liability and Privacy", the COMPANY acknowledges that the CONTRACTOR is required to file and can file a current report as a FORM 8-k with the U.S. Securities and Exchange Commission that announces the execution of the CONTRACT, the date of such execution, that summarizes the material terms of the CONTRACT, and that discloses the entirety of the CONTRACT. In addition, the COMPANY agrees that the CONTRACTOR can issue a press release announcing the execution of the CONTRACT, generally describing the CONTRACT, and revealing the identity of the COMPANY provided the COMPANY have previously given a written approval.

17 LIABILITY

17.1 Notwithstanding anything to the contrary in any provision of the CONTRACT, including but not limited to the entirety of Art. 33 of the General Conditions, "Liabilities of the Parties", (i) the CONTRACTOR's limit of liability to the COMPANY, to the COMPANY GROUP under this CONTRACT whether arising from tort, breach of contract or any other cause of action shall not exceed the value of the CONTRACT.

(ii) Notwithstanding provisions of the paragraph above, none of the following shall be considered in determining whether CONTRACTOR's aggregate liability has been reached:

a) [deleted]

b) CONTRACTOR's indemnification obligations under Articles "ADMINISTRATIVE AND ANTI-CORRUPTION LIABILITY", "CONTRACTOR'S PERSONNEL", "Compliance with law, permits and authorisations", "INTELLECTUAL PROPERTY AND PATENT RIGHTS", "TAXES AND DUTIES", "LIABILITIES AND INSURANCE", "LIABILITY FOR NON-CONFORMING SERVICES" of the General Conditions;

c) Liabilities with respect to loss or damage arising out of or connected with CONTRACTOR GROUP's fraud, gross negligence, willful misconduct;

d) Insurance proceeds in respect of a claim under the CONTRACT;

e) CONTRACTOR's own costs and overheads in connection with the SERVICES;

f) Costs incurred by CONTRACTOR as a result of a dispute under this CONTRACT, including those in relation to legal, expert and other consultancy fees and arbitration expenses; or

g) any liquidated damages paid or payable by CONTRACTOR under this CONTRACT.

(iii) For purposes of clarity, par. 1 above shall act solely as a limit on CONTRACTOR's liability to COMPANY under this CONTRACT and not as an indemnity or guarantee of reimbursement by COMPANY to CONTRACTOR of any kind or nature.

17.2 Should the PB3 be destroyed or lost, leasing shall cease from the date of such destruction or loss or the date the PB3 was last heard.

18 INSURANCE

COMPANY is insured for damage caused to Third Parties by the COMPANY GROUP during the performance of the CONTRACT. COMPANY is insured for damage caused to Third Parties by the COMPANY GROUP during the performance of the CONTRACT. COMPANY to provide proof of insurance to CONTRACTOR within DELIVERY DATE.

19 FORCE MAJEURE

19.1 Supplementing that found in Art. 12.2 of the General Conditions, "Force Majeure", additional events of force majeure include, but are not limited to: wars (declared or undeclared), hurricanes, rogue waves, other exceptional natural events or disasters, terrorism, and acts of God.

19.2 Supplementing that found in Art. 12.2 of the General Conditions, "Force Majeure", neither PARTY shall be entitled to claim for compensation for delay or failure caused by Force Majeure.

20 TERMINATION WITHOUT CAUSE

20.1 With reference to Article 14.2 " Withdrawal from the CONTRACT " of the General Conditions, the PARTIES agree additionally as follows:
In the event the COMPANY terminates the Contract due to termination without cause the indemnification agreed between the parties shall be based on the CONTRACTOR's documented cost of the services performed.

20.2 The CONTRACTOR shall have no right to terminate without cause. However, the CONTRACTOR shall have a right to terminate for cause in the event of material breach by the COMPANY.

21 NOTICES

With reference to Art. 39 - "Notices" of the General Conditions, the PARTIES agree that the address(es) of notice are as follows:

COMPANY:

Commercial Notices:
Eni S.p.A.
Via Emilia, 1
20097 – San Donato M.se Italy
Attn: Stefano Coppola
Tel: +39 (0)2.520.64755
Email: Stefano.coppola@eni.com

Technical Notices:
Eni S.p.A
Upstream & Technical Service
Distretto Centro Settentrionale – PMB
Via del Marchesato, 13
48122 Marina di Ravenna (RA)
Att.ne Elisabetta Boi
Elisabetta.boi@eni.com

CONTRACTOR:

All Notices:
Christopher Phebus
Vice President – Engineering
Ocean Power Technologies, Inc.
28 Engelhard Drive, Suite B
Monroe Township, New Jersey 08831

22 ACCEPTANCE

The validity of the CONTRACT is conditional upon CONTRACTOR's written confirmation of acceptance of all terms and conditions set out in the CONTRACT.

CONTRACTOR's letter of confirmation, drafted per "Confirmation of Acceptance" Form attached hereto, shall be mailed or delivered to COMPANY within fifteen (15) days from receipt of this document, at the following address:

- Eni spa
  Unità APR/UP-RG-A6
  Attn. Stefano Coppola
  Via Emilia 1
  20097 San Donato Milanese (MI)

And copy to:

- Technical Department

  Eni S.p.A
  Upstream & Technical Service
  Distretto Centro Settentrionale – PMB
  Via del Marchesato, 13
  48122 Marina di Ravenna (RA)
  Att.ne Elisabetta Boi
  elisabetta.boi@eni.com

Said letter of confirmation shall be signed by CONTRACTOR's authorized Officer and shall clearly indicate name and title of the same.

Best Regards

Eni spa
Direzione Upstream Procurement Services & Industrial Analysis
Upstream Regions & Project Procurement & Industrial Analysis
Upstream Procurement Italy
Vice President
Filippo Saranga

CONFIRMATION OF ACCEPTANCE FORM
[To be drafted on CONTRACTOR's headed paper]

CONTRACT No.

Subject: Provision of one OPT Power buoy PB3 to be deployed in Adriatic Sea for the test campaign of subsea batteries recharging.

Dear Sir or Madame:

We hereby confirm our full acceptance of all terms and conditions set out in the subject CONTRACT.

(Signature of authorized Officer)

More specifically, pursuant to articles 1341 and 1342 of the Italian Civil Code, we also confirm our full acceptance of the provisions listed hereunder

GENERAL CONDITIONS:

- ART. 6 - CONFIDENTIALITY, ADMINISTRATIVE RESPONSIBILITY AND PRIVACY
- ART. 8 - ASSIGNMENT OF CREDIT
- ART. 10.2 - ASSIGNMENT BY THE CONTRACTOR
- ART. 13 - GOVERNING LAW AND COMPETENT JURISDICTION
- ART. 15 - INTELLECTUAL PROPERTY AND PATENT RIGHTS
- ART. 26 - HEALTH, SAFETY AND THE ENVIRONMENT
- ART. 33 - LIABILITIES OF THE PARTIES

CONTRACT:

- ART. 4 - CONTRACT DURATION AND OPTIONS TO EXTEND
- ART. 11 - SUBCONTRACTING
- ART. 17 - LIABILITY
- ART. 18 - INSURANCE

(Signature of authorized Officer)

GENERAL CONDITIONS

GENERAL PROVISIONS

GENERAL CONDITIONS

GENERAL PROVISIONS

1. Contract acceptance

The CONTRACT will be deemed concluded when the COMPANY receives written acceptance thereof, prepared by the CONTRACTOR on its own letterhead in accordance with the terms listed in the annex "CONTRACT Acceptance Form".
The CONTRACTOR will send this acceptance notice to the COMPANY's addresses listed in the CONTRACT under Art. "Contract Acceptance" within 20 (twenty) days of receipt by the CONTRACTOR of the CONTRACT.
CONTRACT acceptance means full acceptance and compliance with the provisions of the documents comprising the CONTRACT.
The acceptance must be signed by the CONTRACTOR's legal representative or authorised officer and must indicate in a clear and legible manner the signatory's name and title.

2. Contractual documents and priority

The documents comprising the CONTRACT supplement one another and must be interpreted systematically.
If a document has an ambiguous lexical meaning and/or is incomplete, clarifications and additions will be made through the other documents according to the following priority:

- CONTRACT and "Acceptance Form";
- Annex "A" - List of Prices and/or Rates;
- General Conditions;
- WORK ORDERS;
- Annex "D" - Technical Specifications (if applicable);
- Annex "E" - HSE-R requirements (Health, Safety, Environment and Radiation Protection) (if applicable);
  inclusive of:
  - DUVRI – Consolidated Document concerning interference-related risk assessment
  - PSC - Safety and Coordination Plan
  - DSSC - Coordinated Health and Safety Document
  - Documentation relating to the HSE (Health, Safety and the Environment) Management System used at the COMPANY's work location (if applicable);
- Annex "F" - Quality requirements (if applicable);
- Annex "C" - Specimen/s of Bank or Insurance Guarantee (where applicable);
- Annex 'B" - Price Schedule (if applicable).

The above list of priorities will be used also in case of discrepancies among the documents or between individual clauses thereof.

3. Definitions and Interpretations

3.1 Definitions

CONTRACTOR
Means the company to which the CONTRACT has been awarded

COMPANY
Means the company on whose behalf the CONTRACT is performed and in particular, with regard to aspects related to the environment, health, safety, quality and public safety, the person who has the role of company based on the HSE delegation/empowerment system.

SERVICES AREA
Means the area where the SERVICES covered by the CONTRACT shall be executed.

EQUIPMENT
Means the infrastructure, mobile plant, equipment, apparatus, motors, machinery, motor vehicles and tools necessary for the CONTRACTOR to execute the SERVICES, including watercraft.

CONTRACT
Means the agreement concluded between the PARTIES for the performance of the SERVICES. The CONTRACT is regulated by the contractual documents specified therein

WORK ORDER
Means the document prepared by the COMPANY and issued in relation to the CONTRACT, by which the CONTRACTOR is required to execute one or more SERVICES.

PARTY
Means the COMPANY or the CONTRACTOR, depending on the context.

PARTIES
Means both the COMPANY and the CONTRACTOR.

CONTRACTOR's REPRESENTATIVE
Means the person authorised by the CONTRACTOR to act on its behalf and liaise with the COMPANY and whom the COMPANY may consult at any time during the performance of the CONTRACT.

CONTRACT HOLDER
Means the COMPANY unit, specified and duly represented in the CONTRACT, which directly or indirectly interfaces with other COMPANY departments or third party companies and that, in addition to the functions specified in the CONTRACT, is primarily responsible for: managing relations with the CONTRACTOR, checking compliance with the plans and timeframes set forth in the CONTRACT, technical, operational and financial monitoring of SERVICES and their subsequent acceptance.

SERVICES
Means the overall group of activities, including the supply of any materials and transport, to be provided under the CONTRACT and described in detail in Art. "Scope of Contract".

MATERIALS
Means all items, meaning raw materials, semi-finished and finished products, owned by and/or supplied by the CONTRACTOR, required to perform the activities covered by the CONTRACT. This excludes any "materials" supplied directly by the COMPANY.

THIRD PARTIES
Means any natural person or legal entity other than the PARTIES.

SUBCONTRACTOR
Means any natural person or legal entity commissioned by the CONTRACTOR to perform part of the activities provided by the CONTRACT.

USER UNIT
Means the COMPANY unit(s) authorised to issue the WORK ORDER as indicated in the CONTRACT.

DELIVERABLES
Means the documents to be produced by the CONTRACTOR in accordance with the CONTRACT (where applicable)

TECHNICAL SPECIFICATION
Means the collection of technical documents, specifications, maps and drawings supplied by the COMPANY, which are enclosed and form an integral part of the CONTRACT, when specifically mentioned as part of the documents referenced in Art. "Contractual documents and priority" of the CONTRACT

AFFILIATE of a PARTY means:
- a company (or body) controlled by that PARTY, or
- a company (or body) that controls that PARTY, or
- a company (or body) controlled by a company or body that controls that PARTY.

For the purpose of this definition, a company or body is considered "controlled" by another company or body when the latter directly or indirectly holds the majority of votes which can be exercised at an ordinary general meeting, or is entitled to appoint more than half the directors, of the former.

COMPANY GROUP
Means the COMPANY, its staff, including agency-supplied staff, contractors (excluding the CONTRACTOR), subcontractors, agents, "joint venture partners", AFFILIATES of the COMPANY and their staff.

CONTRACTOR GROUP
Means the CONTRACTOR, its staff, including agency-supplied staff, any SUBCONTRACTORS, agents, AFFILIATES of the CONTRACTOR and their staff

Third Parties
Means any party other than the COMPANY GROUP or the CONTRACTOR GROUP.

WORK PERMIT
Means the document issued by the COMPANY prior to the performance of the SERVICES, which lists the specific risks for the areas involved and the activities considered and the relevant safety and protective measures to be adopted in relation to risks inherent in the work methods as well as the conditions to be met to ensure that the SERVICES can commence and be completed under suitably safe conditions

PLAN (or PROJECT)
Means the definition of the SERVICES prepared by the COMPANY, consisting of a description which may also be in graphic format, or prepared by the CONTRACTOR, in complete technical form or by a properly authorised professional, where required by law

PROJECT SUPERVISOR

Means the COMPANY or the person appointed by the COMPANY under Art. 89 of Legislative Decree 81/2008 to plan and supervise the execution of the work.
This function coincides with the project planner in the planning stage of the works.

DSSC
Means the Coordinated Health and Safety Document as defined in article 9, paragraph 2, letter b) of Legislative Decree 624 of 1996

PSC
Means the Safety and Coordination Plan as defined in Article 100 of Legislative Decree 81/2008.

POS
Means the Operational Safety Plan compiled by the CONTRACTOR, as well as the operational safety plan compiled by any SUBCONTRACTOR, as defined in Article 89, paragraph 1, letter h) of Legislative Decree 81/2008.

PLATFORM
Means the mobile or fixed plant designed to extract and process hydrocarbon oils and/or gases from the underlying reservoir.

SUBCONTRATTO
means the contract entered into by the CONTRACTOR in order to perform the CONTRACT and concerning an activity, other than those that are the subject matter of the CONTRACT, which are still connected to it functionally. The sub-supply of components and/or raw materials so unique or specific in nature that they are essential for the performance of the CONTRACT, which the CONTRACTOR therefore procures solely in order to perform the contract awarded to it, must be considered a "subcontratto".

INSIDE INFORMATION
Means the Inside Information as defined in the "Management System Guideline Market Abuse" available on the website of the COMPANY.

3.2 Interpretation

The use of singular terms and expressions does not exclude them from being construed as plurals, and vice versa, where the context allows and this meets the intention of the PARTIES.

Headings, sub-headings etc., of the CONTRACT are included for ease of reference only and shall not be considered as part of the CONTRACT nor affect the interpretation of the relevant CONTRACT Articles/clauses.

Unless specifically stated otherwise, numerical and/or alphabetical references for the Articles clauses and/or paragraphs given in the General Conditions and/or the CONTRACT refer solely and exclusively to the Articles, clauses and/or paragraphs of those General Conditions and/or the CONTRACT respectively.

Unless specifically stated otherwise, all references to days in the CONTRACT shall mean calendar days.

4. Amendments to the Contract

It is understood and agreed by the PARTIES that no amendment to the CONTRACT will be deemed valid unless it is agreed in writing by the PARTIES.

Any such amendment shall be confirmed by the COMPANY through a CONTRACT revision.

5. Management of Variations to the Contract

1. The COMPANY has the right, at any time, to issue a written order to the CONTRACTOR to change the type and characteristics of the SERVICES as well as the relative project execution plan, notwithstanding Articles 1660 and 1661 of the Italian Civil Code.
   Also, the CONTRACTOR shall have the right, at any moment, to submit a written request to the COMPANY regarding any variations, deemed necessary by the CONTRACTOR, to be made to the SERVICES.
   If the said changes imply an increase or decrease in the costs and/or affect the established delivery schedule the PARTIES will agree new prices and/or delivery dates based on fair and equitable criteria in accordance with any applicable provision of the CONTRACT.
2. The CONTRACTOR shall submit all details (e.g. cost estimate, methods and times of performance) within 30 calendar days from the date of the request for variation. After expiry of such period, the CONTRACTOR shall not be entitled to any revision of the prices and/or dates specified in the CONTRACT. Any times and costs connected with the studies/estimates of the variations shall be included in the aforesaid request.
3. All variations shall be authorized by the COMPANY in writing. Any variation implemented by the CONTRACTOR on its own initiative and without the prior authorisation and/or acceptance by the COMPANY will involve, in addition to compensation for any damage suffered by the COMPANY, the CONTRACTOR being obliged, if requested by the COMPANY, to restore the SERVICES to the conditions provided for under the CONTRACT. The CONTRACTOR shall bear all costs relating to the above operations.

4. Any variation of any part of the SERVICES, including without limitation any failure by the CONTRACTOR to comply with the contractual documents, standards, specifications, as well as any variations required to remedy defects and/or to correct errors, omissions, defective design attributable to the CONTRACTOR etc., shall not imply any revision of prices and/or completion dates and/or guarantees.

5. If the CONTRACTOR fails to comply with the above provisions, the COMPANY reserves the right to terminate the CONTRACT in accordance with Art. "Contract Termination".

6. Confidentiality, Administrative Liability and Privacy

6.1 <u>Confidentiality</u>

The CONTRACTOR undertakes to consider all information received verbally, in hard copy or electronic format, including but not limited to documentation, data, analysis, know-how and/or any result of any type, in any way resulting from, derived from, connected with and/or involved in the performance of the SERVICES as strictly confidential ("Confidential Information"). CONTRACTOR also undertakes to take any necessary action aimed at guaranteeing and protecting the confidentiality of the Confidential Information in respect of THIRD PARTIES.

In particular, in relation to Confidential Information, the CONTRACTOR undertakes:

a) to keep it secret and not reveal it to THIRD PARTIES;
b) to use it exclusively in relation to the performance of the SERVICES and not to use, reproduce or produce extracts or summaries thereof for any purposes other than those pertinent to the performance of the SERVICES;
c) not to publish and/or patent any information or data contained in the Confidential Information;

0

d) to limit the disclosure of Confidential Information within its own organisation to those employees whose roles justify their having knowledge of this Confidential Information and only to the extent necessary for the performance of the SERVICES;

e) to inform employees working within its organisation to whom Confidential Information is disclosed of the obligations concerning secrecy related to it. It is understood that the CONTRACTOR shall be responsible for ensuring that its employees comply with such obligations;

f) to inform any SUBCONTRACTORS of the obligations undertaken regarding the confidentiality of Confidential Information, requesting, in the case of a Subcontract, that they assume the same confidentiality obligations related thereto;

g) to supply the COMPANY, on the express request from the latter, any document containing Confidential Information, without withholding any copy of it.

These confidentiality requirements do not apply to any information which the CONTRACTOR can prove, in writing:

a) was in the public domain before the CONTRACT came into effect;

b) came into the public domain by being published or otherwise distributed without any fault or involvement on the part of CONTRACTOR;

c) was acquired, on a non-confidential basis, from THIRD PARTIES, who can prove that they did not receive it from the CONTRACTOR direct or indirectly.

If the CONTRACTOR is bound by laws, decrees, regulations or other measures issued by public authorities to disclose information in violation of this confidentiality clause, it shall immediately notify and work with the COMPANY as required by the latter to effectively oppose such provisions. In any case the CONTRACTOR shall only disclose the part of the information that it is legally bound to disclose under the above indicated provisions.

It is understood that all obligations relating to Confidential Information remain valid for 3 (three) years following termination or expiry of the CONTRACT.

The CONTRACTOR shall also keep confidential the circumstances of the conclusion of the CONTRACT and/or any information relating thereto, as well as refrain from using the CONTRACT or part thereof, any name, logo or other distinctive trademark of the COMPANY, including abbreviations/acronyms, for promotional or advertising purposes.

Moreover, if any INSIDE INFORMATION of the COMPANY is disclosed to the CONTRACTOR, the same shall be registered on the Register of the persons having access to INSIDE INFORMATION and comply with the regulations in force, as well as with in-house procedures, concerning Market Abuse with particular reference to the "Management System Guideline Market Abuse", which the CONTRACTOR declares to have reviewed.

If the above confidentiality obligation is violated, even partially, it shall entitle the COMPANY to claim for damages in addition to the remedy specified in Art. "Contract Termination".
The COMPANY shall have the right to disclose the data relevant to this CONTRACT (name and registered office of the supplier, amount and duration of the contract, type of contract) to companies of the COMPANY's Group for any commercial activities performed by the same.

6.2 Administrative and Anti-Corruption Liability

The CONTRACTOR declares that it has reviewed and has knowledge of (a) the contents of the "Model 231", which also includes the Eni Code of Ethics, issued by the COMPANY in accordance with the legislation in force regarding the administrative liability of legal entities for offences committed by their directors, employees and/or collaborators; (b) the "Anti-Corruption Management System Guideline"; (c) the Eni Guidelines for the Protection and Promotion of

Human Rights. The documents under (a), (b) and (c) above are available on the website of the COMPANY and the CONTRACTOR undertakes to comply with the principles contained therein.

With reference to the performance of activities covered by the CONTRACT, the CONTRACTOR undertakes to comply, and to cause its directors, staff and collaborators to comply, with the applicable laws, including the Anti-Corruption Laws applicable to Eni (meaning (i) the anti-corruption provisions in the Italian Criminal Code and in other national applicable laws, including the Legislative Decree no. 231 2001, (ii) the FCPA, (iii) the UK Bribery Act, (iv) international anti-corruption treaties such as the Organization for Economic Cooperation and the Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and the United Nations Convention against Corruption.

With reference to the performance of activities covered by this CONTRACT, the CONTRACTOR declares and warrants that it has issued and implemented governance policies aimed at preventing its own directors, employees and/or collaborators from committing, or attempting to commit, any action sanctioned under Leg. Dec. 231 dated 8th June 2001, as well as any conduct in violation of Anti-Corruption Laws and undertakes vis-à-vis the COMPANY to maintain and effectively enforce these provisions for the entire duration of the CONTRACT. In particular and in accordance with these regulations, the CONTRACTOR undertakes to abstain (and to cause its directors, employees and/or collaborators to abstain) from (a) offering, promising, giving, paying or authorizing anyone to give or pay, directly or indirectly, material, financial or other advantage to a Public Official or private party, and (b) accepting or authorizing anyone to accept, directly or indirectly, material, financial or other advantage or a request or solicitation from a Public Official or private party of material, financial or other advantage in breach of the applicable Anti-Corruption Laws.

For the purposes of this CONTRACT, Public Official shall mean:

a) anyone occupying a public legislative, judicial or administrative function;
b) anyone acting in an official capacity for or on behalf of (i) a national, regional or local public administration, (ii) an agency, department or instrumentality of the European Union or of an Italian or non-Italian national, regional or local public administration, (iii) a company owned, controlled or invested by an Italian or foreign public administration (including, for example, employees of "national oil companies"); (iv) an international public organization, such as the European Bank for Reconstruction and Development, the International Bank for Reconstruction and Development, the International Monetary Fund, the World Bank, the United Nations or World Trade Organization; or (v) a political party, a member of a political party or a candidate for an Italian or foreign political office;
c) anyone in charge of providing a public service, i.e. whoever performs a public service for whatever reason, where public service means an activity that is governed in the same way as a public function, except that the power vested in the latter is absent;
d) anyone acting as representative of local communities.

With reference to the performance of activities covered by the CONTRACT, the CONTRACTOR undertakes, for the entire duration of the CONTRACT, to abide by the principles of the Eni Code of Ethics and to respect human rights as defined in the Eni Guidelines for the Protection and Promotion of Human Rights, published on the www.eni.com website. In particular, it undertakes to refrain from:

a) offering commissions, fees and other benefits to directors, employees or collaborators of the COMPANY;
b) entering into trade agreements with directors, employees or collaborators of the COMPANY which may negatively affect the interests of the COMPANY;

c) undertaking business activities or entering into agreements with THIRD PARTIES in breach of the principles set out in the Eni Code of Ethics which would negatively affect the performance of the CONTRACT;
d) providing directors, employees or collaborators of the COMPANY with non-property benefits including gifts, means of transportation and hospitality offers which go beyond the limits of commonly accepted ethical business standards.

The CONTRACTOR declares that no conflicts of interests exist, not even potentially, in relation to the performance of this CONTRACT and undertakes to promptly report to the COMPANY if any such situation should arise during the performance of the CONTRACT.

With reference to the performance of the activities covered by the CONTRACT, the CONTRACTOR declares and warrants that:
a) any amounts paid under the CONTRACT solely represents payment for the performance of its activities and that no part of such amounts will be transferred, directly or indirectly, to any Public Official or any private party or anyone of their Family Members (meaning the spouse, grandparents, parents, siblings, children, nieces, nephews, grandchildren, aunts, uncles and first cousins of the individual involved and his/her spouse; the spouse of any of these people; and any other individuals who share the same household) for corruption purposes or, however, in breach of applicable laws;
b) neither any Public Official, who in virtue of his/her functions may influence or affect the performance of the activities under the CONTRACT, nor any of his/her Family Members, are or will be appointed as the CONTRACTOR's directors or employed by the CONTRACTOR as employees, consultants, intermediaries or agents;
c) any employees or collaborators appointed in respect of the performance of the activities under the CONTRACT shall meet the same requirements as those of the CONTRACTOR and shall fulfil any obligations which apply to the CONTRACTOR under this Article; that any individual performing activities related to the CONTRACT, including any SUBCONTRACTOR or "subcontraente", shall operate only under a written contract imposing conditions and undertakings equivalent to those assumed by the CONTRACTOR.

With reference to the performance of activities covered by the CONTRACT, the CONTRACTOR undertakes to:

a) accurately and transparently record in its accounting books any sums received or paid in relation to the CONTRACT;
b) promptly inform the COMPANY of any criticality, even potential, identified during performance of the CONTRACT and relating to the provisions and undertakings in this Article;
c) promptly report to the COMPANY of any change occurred in relation to any information provided to the COMPANY before the conclusion of the CONTRACT, including any changes in the CONTRACTOR's ownership structure;
d) promptly report to the COMPANY any request or demand for any undue payment of money or other benefit of any kind received by the CONTRACTOR in connection with the performance of the CONTRACT.

The PARTIES hereby agree that any breach by the CONTRACTOR, even partial, of the declarations, warranties and undertakings in this Article, which may be reasonably expected to result in adverse consequences for the COMPANY, constitutes a material breach of the CONTRACT and shall entitle the COMPANY to unilaterally withdraw from the CONTRACT, even during performance thereof, or terminate the CONTRACT, by delivering notice via registered mail, which shall include a brief summary of the circumstances or of the legal proceedings demonstrating such breach.

In the event of information that could reasonably imply such breach, pending the required verifications or findings, the COMPANY shall have the right to suspend the performance of the CONTRACT by delivering notice via registered mail, which shall include a brief summary of the relevant information. If the information is obtained from the media, the COMPANY shall have the right to exercise the above mentioned right when the information has been confirmed by an official document of the Judicial Authority and/or otherwise confirmed by the Judicial Authority.
The exercise of such rights will be to the sole detriment of the CONTRACTOR, which shall bear, in all cases, all additional expenses and costs.
In any case of breach by the CONTRACTOR, even partial, of the declarations, warranties and undertakings in this Article, the CONTRACTOR shall indemnify the COMPANY from any loss, damage, also in terms of reputation, liability, costs or expenses, including legal expenses, and hold in harmless from any THIRD PARTY action arising from or consequential to such a breach.

The COMPANY shall have the right to carry out an audit on the CONTRACTOR in the event that the COMPANY has a reasonable belief that the CONTRACTOR may have violated the provisions included in this Article. To this end, the CONTRACTOR undertakes to provide the COMPANY with any access, data and information required to carry out such audit and with any information regarding any adoption and implementation of the Anti-Corruption Compliance Program in relation to the activities under the CONTRACT.

6.3 Privacy

The PARTIES represent that they have mutually informed of the fulfilment of the obligations under Legislative Decree no. 196 of 2003, within the respective province.
Each of the PARTIES remains autonomous data controller (titolare autonomo).

7. Antimafia legislation

1. The CONTRACT validity is subject to the CONTRACTOR and its SUBCONTRACTORS meeting and continuing to meet the requirements laid down by the antimafia legislation in force.
   For this purpose the CONTRACTOR undertakes to promptly inform the COMPANY of any changes in the CONTRACTOR's/SUBCONTRACTOR's corporate organization or of their Directors, which occurs during performance of the CONTRACT, and submit copy of the documents evidencing the changes of the subjects involved in the verifications related to organised crime prevention.

2. If the CONTRACTOR or its SUBCONTRACTORS, where applicable, do not meet or cease to meet the above requirements the COMPANY reserves the right to withdraw from the CONTRACT or terminate it in accordance with art. 1456 of the Italian Civil Code.

3. If the above requirements are not adhered to by its SUBCONTRACTORS, the CONTRACTOR undertakes to immediately replace them with other SUBCONTRACTORS which will be subject to the advance approval of the COMPANY.
   If the CONTRACTOR fails to fulfil the said obligations with respect to replacement, the COMPANY reserves the right to terminate the CONTRACT in accordance with Art. 1456 of the Italian Civil Code.

8. Assignment of Credit

1. The CONTRACTOR may assign its credits under the CONTRACT to any bank and financial intermediaries certified and controlled in Italy or any factoring companies of the COMPANY's Group, in compliance with applicable legislation.

2. To this end the CONTRACTOR shall promptly notify to the COMPANY – however at least 25 calendar days before the expiry of any such credits – the identification data of the assignee as well as the credits assigned (CONTRACT, no. of invoice).
3. If the assignee is one of the entities under 1. above and the credits to be assigned are identified as per point 2. above, the assignment is deemed to be authorised after 10 working days from receipt of the CONTRACTOR's notification, unless the COMPANY expressly rejects authorization justifying the reasons therefor.
4. In all cases other than the aforesaid, the assignment of any credits due to the CONTRACTOR under the CONTRACT is excluded in accordance with Article 1260, paragraph 2 of the Italian Civil Code, with resulting liability of the CONTRACTOR to the COMPANY for any breach of the above mentioned agreement.
5. Furthermore, under no circumstances may the CONTRACTOR assign credits partially or for the benefit of several assignees, or grant a mandate for collection of outstanding payments to THIRD PARTIES, or resort to any other form of delegated collection of payments. The CONTRACTOR shall be liable to the COMPANY for any breach of the provisions of this Article.

9. Insolvency Procedures

If the CONTRACTOR is submitted to any of the insolvency procedures provided for by the laws in force or it is presumed, based on irrefutable evidence, that it will be submitted to any such procedures, the COMPANY reserves the right to terminate the CONTRACT as detailed in Art. "Contract Termination".

In this case, and where no impediment(s) of a judicial nature exist, the COMPANY will pay only for the SERVICES performed by the CONTRACTOR, provided that they comply with the requirements of the CONTRACT, at the rates and prices set forth in the CONTRACT.
No other compensation shall be due to the CONTRACTOR by the COMPANY.

Any materials owned by the COMPANY that are for any reason in the possession of the CONTRACTOR shall immediately be returned to the COMPANY in accordance with the instructions given by the latter.

10. Assignment of the Contract

10.1 <u>Assignment by the COMPANY</u>

1. The CONTRACTOR hereby agrees that the COMPANY may assign the CONTRACT to its own AFFILIATES; the COMPANY also has the right to assign the CONTRACT to THIRD PARTIES, subject to the CONTRACTOR's prior authorization which may not be unreasonably withheld. The assignment will become effective and binding on the CONTRACTOR upon notification by the COMPANY.

2. The assignees will take over from the COMPANY all rights and obligations arising from the CONTRACT. The CONTRACTOR undertakes to obtain all the endorsements to insurance policies required under the CONTRACT so that the assignees may have the same rights under these policies as the COMPANY.

10.2 <u>Assignment by the CONTRACTOR</u>

1. The CONTRACTOR may not assign all or part of the CONTRACT to THIRD PARTIES without the COMPANY's prior authorization, subject to the provisions of applicable legislation.

2. Failure to respect the above prohibition will result in the immediate termination of the CONTRACT, in accordance with the provisions in Art. "Contract Termination", without prejudice to the COMPANY's right to compensation for all damage deriving from it and reimbursement of any expenses incurred.

3. If the CONTRACTOR (either individual or grouped in RTI or in a consortium) assigns/leases its firm or a line of business, or proceeds with the change, merger or split-up of its firm, the CONTRACT may be assigned to the assignee, lessee, or any entity resulting from the said change, merger or split-up, subject to verification by the COMPANY that said entity meets the general requirements, the technical/organizational requirements and the economic/financial requirements specified in Art. "Contractor Requirements and Organization", as well as the requirements related to the qualification process.

11. Subcontract

A) SUBCONTRACTING

1. Without prejudice to the prohibition on
   - subcontracting 100% of the work assigned
   - multi-tier" subcontracting (that is, the award of all or part of the activities received under subcontract to another subcontractor), except, where expressly authorised, for assignment of highly specialised activities in exceptional cases and for complex contracts which require the performance of multi-skilled work

   all the work as well as manufacturing and processing, belonging to any category, may be subcontracted, within the limits set out in Art. "Subcontracting" of the CONTRACT, subject to the conditions set out below.
   Activities relating to the main activity covered by the CONTRACT may only be subcontracted in exceptional circumstances related to the performance of the CONTRACT.

2. Subcontracting, within the limits mentioned above, is subject to the prior written authorization of the COMPANY and is allowed subject to:
   - the declaration of the CONTRACTOR that the SUBCONTRACTOR meets the requirements required by the CONTRACT or the applicable legislation. Such declaration shall be drafted as per the "Contractor's Declaration regarding Subcontractor's Requirements" under the "Request for Subcontract Authorization Form" attached to the CONTRACT;
   - the performance, with successful results, of the verification by the COMPANY that the above requirements are met.

3. If the SUBCONTRACTOR details do not form part of the CONTRACT, the CONTRACTOR will send to the CONTRACT HOLDER a request for subcontract authorisation which must specify: the purpose of the subcontracted work or service; the volume of work to be awarded and the duration of the subcontract agreement; the name of the SUBCONTRACTOR, the INPS (National Institute for Social Security) and INAIL (Italian Workers' Compensation Authority) contributions status of the SUBCONTRACTOR; the amount of the subcontract agreement and of the corresponding general costs for safety at work.

4. The request for subcontract authorisation, drawn up as per the "Request for Subcontract Authorization Form" attached to the CONTRACT, shall include the documentation indicated therein, production of which is a condition for obtaining subcontract authorisation.

The copy of the subcontract agreement (to be attached to the above Form only if requested by the CONTRACT HOLDER) shall in any case be available at least 20 days before the commencement date of the relevant activities.
In any case, the CONTRACTOR shall ensure that all requirements in relation to the SUBCONTRACTOR are met by the same for the entire duration of the subcontract agreement and provide adequate evidence thereof to the CONTRACT HOLDER upon request.

5. The CONTRACTOR shall adopt, for the subcontracted activities, the same unit prices which were adopted at the time of award, with a reduction not higher than 20% (twenty per cent). The CONTRACTOR shall pay to the SUBCONTRACTOR the safety costs relevant to the subcontracted activities, without any rebate.
The CONTRACTOR undertakes to comply, and cause the SUBCONTRACTOR to fully comply, with the remuneration provisions and contract terms defined in the national and regional collective labour agreements in force in the sector and in the area where the activities under the CONTRACT are performed.
The CONTRACTOR and, through the CONTRACTOR, the SUBCONTRACTORS shall send to the CONTRACT HOLDER, before the commencement of works:
   - the documentation showing that the necessary reports have been made to the social security, insurance and accident prevention bodies, including the Cassa Edile, as well as a copy of the Operational Safety Plan in compliance with the relevant regulations;
   - the documentation required by article 26, subsection 1, letter a) of Legislative Decree No. 81/2008, or article 90, subsection 9 of Legislative Decree 81/2008, including the documentation specified in Annex XVII of the above regulation, as required by law.

6. The CONTRACTOR undertakes to guarantee that the subcontract agreement include obligations equal to those specified in the CONTRACT concluded between the COMPANY and the CONTRACTOR.
In particular, the CONTRACTOR is obliged to ensure that any/all SUBCONTRACTORS abide by and comply with the regulations set forth in Art. "Administrative and anti-corruption Liability" and to ensure that the SUBCONTRACTOR has reviewed and has knowledge of the provisions of the "Anti-Corruption Management System Guideline" of Eni spa, as amended, available on the website www.eni.com. To this regard, a specific clause must be included in the contract concluded between CONTRACTOR and SUBCONTRACTOR.

7. For purposes of payments due under the CONTRACT (including interim payment certificates (work progress reports) and the final payment certificate) the CONTRACTOR shall send to the CONTRACT HOLDER the Consolidated Document Certifying Payment of Insurance Contributions (DURC) as well as a copy of the payments to the joint bodies provided for under collective bargaining arrangements, where due, including the same for any SUBCONTRACTORS.
Also, the CONTRACTOR shall periodically send to the CONTRACT HOLDER, a self-declaration certifying the payment made to the SUBCONTRACTOR. The COMPANY reserves however the right to request the CONTRACTOR to submit copy of the relevant invoices. The CONTRACTOR also undertakes to check, before payment of the amount due to the SUBCONTRACTOR, that salaries, social security contributions and compulsory insurance premiums have been paid, as well as the payment of tax deductions for the SUBCONTRACTOR's personnel.

8. The CONTRACTOR is liable to the COMPANY for complete fulfilment by the SUBCONTRACTORS of all the obligations and duties deriving from the CONTRACT.

The CONTRACTOR is also responsible for the correct and proper choice of SUBCONTRACTORS in terms of professional experience and specific skills in relation to the subcontracted activities and undertakes to inform the SUBCONTRACTORS of the specific risks due to chemical, physical and biological agents in the workplace in accordance with Legislative Decree 81/2008 and the Environmental Standards and Safety Standards currently in force, as well as those regarding behaviour in the workplace.
In particular, the CONTRACTOR undertakes to carry out all checks aimed at ensuring that the performance of the SUBCONTRACTOR's activities strictly complies with HSE regulations and the procedures and guidelines adopted by the COMPANY. The CONTRACTOR is liable to the COMPANY for any non-compliance/irregularity by the SUBCONTRACTOR. The CONTRACTOR undertakes to maintain the audit and control activity for the entire duration of the CONTRACT and of the performance of the activities covered by the CONTRACT.
Without prejudice to the above, if the SUBCONTRACTOR fails to comply with the legal requirements relating to workers' health and safety and/or environmental protection and/or radiation protection, the COMPANY reserves the right to terminate the CONTRACT in accordance with Art. "Contract Termination" without prejudice to its right to compensation for damage.

In case of works, the CONTRACTOR shall coordinate all SUBCONTRACTORS working at the COMPANY's worksite, with specific regard to the aspects related to Health, Safety, Environment and Radiation Protection, also for the purpose of making the specific POS (Operational Safety Plans) prepared by the individual SUBCONTRACTORS compatible with one another and consistent with the POS submitted by the CONTRACTOR.

9. The subcontract authorization will be revoked if the SUBCONTRACTOR no longer meets the requirements under 2. above and/or if the same fails to fulfil the obligations set out in this Article. In the said cases the CONTRACTOR shall notify the SUBCONTRACTOR of the revocation of authorization and ensure that the SUBCONTRACTOR ceases performance of the activities and clears the site or workplace from people or things belonging to it.
The above shall be without prejudice to the COMPANY's rights to compensation for any damage from the CONTRACTOR and, if appropriate, to the CONTRACT termination.

10. The CONTRACTOR undertakes to include in the subcontract agreement a provision equal to that included in the clause "Withdrawal by the COMPANY" of Art. "Contract Termination and Withdrawal", whereby the CONTRACTOR reserves vis-à-vis the SUBCONTRACTOR the same rights as specified in said clause as being the COMPANY's rights.

11. The CONTRACTOR undertakes to hold the COMPANY harmless from any contractual and extra contractual damages suffered, deriving from and/or connected with the fulfilment by the SUBCONTRACTORS of their contractual obligations, indemnifying the COMPANY from any demands made by THIRD PARTIES caused by the actions of the SUBCONTRACTORS.

12. <u>Subcontract implementation</u>

In cases where the SUBCONTRACTORS have already been authorised and details thereof have been specified in the CONTRACT, implementation of each relevant subcontract will nevertheless be expressly subject to the following conditions:

a) that the CONTRACTOR delivers to the CONTRACT HOLDER, if so requested, a copy of the subcontract agreement containing specific details of the interference-related

costs for work safety. The subcontract agreement must in any case be available at least 20 days before the date of commencement of the relevant activities;

b) that the CONTRACTOR delivers to the CONTRACT HOLDER a copy of the DUVRI (Consolidated Document concerning interference-related risk assessment) or the PSC (Safety and Coordination Plan) (where applicable), signed as accepted by the SUBCONTRACTOR;

c) that the CONTRACTOR delivers to the CONTRACT HOLDER a copy of the SUBCONTRACTOR's Consolidated Document Certifying Payment of Insurance Contributions (DURC);

d) that the CONTRACTOR submits to the COMPANY a declaration stating that it has verified that the SUBCONTRACTOR still meets the requirements declared by the CONTRACTOR upon request for subcontract authorization during the Tender phase. Such declaration shall be drafted as per the "Contractor's Declaration regarding Subcontractor's Requirements" under the "Request for Subcontract Implementation" Form attached to the CONTRACT.

Failure by the CONTRACTOR to fulfil the requirements set out in points a), b), c) and d) above will result in the immediate withdrawal of the authorisation.
The COMPANY shall have the right at any moment to verify the CONTRACTOR's declarations and request the submission of any supporting documents.

13. Authorisation of subcontracts requested after the CONTRACT has been entered into

Without prejudice to the above provisions and where permitted by the reference regulations, any requests, which must be of exceptional nature, for subcontracts not foreseen during the Tender Phase and/or not authorised by the CONTRACT, must be adequately explained and sent in writing to the CONTRACT HOLDER before commencement of the activities covered by the subcontract. These requests must be formulated using the "Request for Subcontract Authorisation" form.
The CONTRACT HOLDER, subject to verification that the requirements have been met, will take the actions necessary to activate the subcontract requested by the CONTRACTOR, if and once authorisation has been granted by the COMPANY.

B) SUBCONTRATTO

Unless otherwise specified in the CONTRACT, "subcontratti" are not subject to prior authorisation by the COMPANY, except for checking that the "subcontraente" meets the technical and professional requirements with reference to protection of health and safety in the workplace, under Legislative Decree no. 81/2008, which must be carried out by the COMPANY before commencement of any activities which require access to the SERVICES AREA. The CONTRACTOR must nevertheless:

- communicate to the CONTRACT HOLDER the name of the "subcontraente", the amount of the "subcontratto" and the purpose of the activities assigned;
- obtain from the "subcontraente" (i) the same documentation requested for SUBCONTRACTORS in the CONTRACT and to carry out the relevant checks before the start of the activities assigned under the "subcontratto"; (ii) the declarations described in "Compliance Declaration 2";
- ensure that all the requirements applying to the "subcontraente" continue to be met for the entire duration of the "subcontratto" and to provide adequate evidence of this to the CONTRACT HOLDER upon request;
- require compliance with and ensure that the "subcontraente" complies with the standards contained in Art. "Administrative and anti-corruption Liability"; the CONTRACTOR also undertakes to ensure that the "subcontraente" has read and is

aware of the provisions contained in the Eni S.p.A. "Anti-Corruption MSG" and subsequent amendments and additions as published on its website www.eni.com. Accordingly, a specific clause referring to this is to be included in the contract between the CONTRACTOR and the "subcontraente".

The CONTRACTOR will send to the CONTRACT HOLDER an updated "Subcontratti Reporting Form" that formed part of the Tender Documents, at least quarterly, with evidence of the checks carried out by the CONTRACTOR in relation to maintenance by the "subcontraente" of the requirements of technical and professional suitability and compliance with applicable HSE regulations, general requirements, ethical standards, regular payment of salaries and contributions, economic and financial soundness and the other requirements specified for the SUBCONTRACTOR.

The CONTRACTOR undertakes to include in the "subcontratto" a provision under which failure by any "subcontraente" to meet or continue to meet the above requirements will result in termination of the CONTRACTOR's contract with the "subcontraente", without prejudice to the COMPANY's rights to compensation for damage from the CONTRACTOR for any losses and, if appropriate, to terminate the CONTRACT between COMPANY and CONTRACTOR.

12. Force majeure

1. The PARTIES will not be considered responsible for any breaches and/or delays caused by force majeure.
   Force majeure means events and/or circumstances of an exceptional and/or unforeseeable nature that the PARTIES, despite taking action to prevent and limit the event, could not stop, prevent and/or control and that have totally or partially prevented performance of the CONTRACT.

2. Events of force majeure include, but are not limited to: wars, riots, fires, floods, earthquakes and other exceptional natural events, national and sector-specific strikes, hindrances caused by specific legislative measures and other hindrances of similar gravity beyond the control of the PARTIES.
   An event of force majeure entails suspension of the PARTIES' obligations, but will have no effect on the validity of the CONTRACT.

3. Any/all damages sustained by CONTRACTOR deriving directly or indirectly from events of force majeure will be the responsibility of the CONTRACTOR, who will have no right to any form of compensation and/or indemnity from the COMPANY. Likewise the COMPANY will have no right to any form of compensation and/or indemnity from the CONTRACTOR for damages suffered by the COMPANY as a consequence of events of force majeure.

4. Delays due to the following events shall not be considered as force majeure events:
   - Worksite stoppages imposed by the competent authorities due to CONTRACTOR's failure to comply with safety regulations;
   - delays caused by the CONTRACTOR in purchasing materials and/or services;
   - delays caused by SUBCONTRACTORS;
   - rejected materials due to manufacturing defects attributed to CONTRACTOR and/or SUBCONTRACTORS;
   - strikes limited to the CONTRACTOR's plants and employees including micro-disputes, unrest and the participation of the CONTRACTOR's employees in strikes of any nature except national and sector-specific strikes.

5. Force majeure events shall be notified in writing, promptly and in any case within the 3rd (third) day from occurrence of the event, by the affected PARTY to the other PARTY.
The notice must provide sufficient information about the cause of the event of force majeure and its foreseeable duration.
The COMPANY reserves the right to require the CONTRACTOR to provide, in addition to the written declaration, a certified statement issued by the Chamber of Commerce for the location where the SERVICES covered by the CONTRACT are performed or by another public authority recognised by the COMPANY to confirm the truthfulness of information provided under this clause.

6. For delays caused by events of force majeure the CONTRACTOR shall be entitled to an extension of the scheduled deadline proportional to the effects such delays caused by the force majeure event had on the progress of the SERVICES.
The duration of the extension will be agreed upon between the PARTIES and put in writing.

7. Should the events of force majeure persist, or should it be expected to last for a period in excess of 15 (fifteen) days, the PARTIES will meet to define the criteria for the continuation or termination of the CONTRACT.

8. If the event persists for more than 30 (thirty) days, the COMPANY reserves the right to terminate the CONTRACT in accordance with Art. "Contract Termination".

9. In any case, the CONTRACTOR shall make all efforts to minimize any effects of the force majeure occurrence.

13. Governing law and competent jurisdiction

1. The CONTRACT shall be governed by Italian Law.

2. Any dispute arising between the PARTIES in relation to the CONTRACT, unless otherwise indicated in the CONTRACT, will be solely and exclusively decided by the competent jurisdiction in the location in which the COMPANY has its registered office.

3. The CONTRACTOR shall not suspend the performance of the SERVICES, in whole or in part, during proceedings contemplated by this Article.

14. Contract Termination and Withdrawal

14.1 Contract Termination

1. Without prejudice to the provisions of Art. "Confidentiality, Administrative Liability and Privacy" as well as those on termination and/or withdrawal in other provisions of the CONTRACT, the COMPANY is entitled to terminate the CONTRACT under Art. 1456 of the Italian Civil Code, if:

   1.1 the CONTRACTOR does not commence the SERVICES by the date specified in the CONTRACT and/or the individual WORK ORDER or does not complete the SERVICES within the agreed deadlines for reasons attributable to them;

   1.2 the CONTRACTOR fails to perform the SERVICES in compliance with the conditions provided for by the CONTRACT and/or the individual WORK ORDERS, and particularly if it fails to provide personnel and/or equipment that

meets the agreed requirements, or fails to promptly replace malfunctioning equipment or parts thereof;

1.3 the CONTRACTOR subcontracts any part of the SERVICES without the prior written authorisation of the COMPANY or assigns the CONTRACT to THIRD PARTIES without respecting the provisions of the respective Article of the CONTRACT;

1.4 the CONTRACTOR and/or any SUBCONTRACTOR, fails to respect the legislative provisions with respect to occupational health and safety, or the laws on the matter of environmental protection from pollution and/or any of the provisions of Art. "Health, Safety and the Environment" and the related documentation referred to in it;

1.5 the CONTRACTOR, without the COMPANY's written authorisation, alters and/or changes the SERVICES and/or the related project execution plan, and subsequently fails to restore them to the conditions required by the CONTRACT;

1.6 the CONTRACTOR and/or any SUBCONTRACTOR fail to comply with the regulations in force concerning insurance, remuneration, taxes, social security and welfare contributions for its own personnel and provisions concerning accident prevention;

1.7 the CONTRACTOR fails to enter into or renew the insurance policies required by the CONTRACT or otherwise fails to fulfil its obligations under Art. "Insurances";

1.8 the CONTRACTOR and/or any SUBCONTRACTOR no longer meet the requirements indicated by Art. "Contractor Requirements";

1.9 the declarations and/or certificates submitted or produced by the CONTRACTOR and/or any SUBCONTRACTORS, in relation to the award of the CONTRACT or performance thereof, prove at any time to be irregular;

1.10 the CONTRACTOR violates its obligation to keep information received under the CONTRACT confidential;

1.11 the CONTRACTOR arbitrarily suspends the execution of the SERVICES

1.12 The CONTRACTOR fails to fulfil its obligations in relation to the antimafia regulations, as detailed in Art. "Antimafia legislation" (where applicable);

2. To terminate the CONTRACT in accordance with this Article the COMPANY will send an appropriate written notice to the CONTRACTOR.

3. When any of the reasons for termination listed above occurs, the COMPANY reserves the right to also make use of the procedure specified in Article 1454 of the Italian Civil Code, sending written notice to the CONTRACTOR to remedy the noncompliance within a time limit specified by the COMPANY therein, and in any case no less than 15 (fifteen) days from the date of receipt of such notice. If that period passes to no avail, the CONTRACT will be considered terminated and the COMPANY reserves the right to claim compensation for damages, which the CONTRACTOR must pay within 60 (sixty) days of receipt of the associated debit note.

4. The COMPANY is also entitled to terminate the CONTRACT in the situations indicated in the Art. "Insolvency Procedures", if the Force Majeure event persists beyond the period of time indicated in the relevant Article, and if the counterpart no longer meets the requirements necessary for the qualification process.

5. Furthermore, any failure by the CONTRACTOR to comply with the obligation to notify and/or update the COMPANY of any variation in the information provided by the CONTRACTOR during the bidding stage regarding the Trust Companies and the identity of the physical persons ultimate beneficiaries, which failure is likely to negatively affect the COMPANY, shall constitute a material breach of the CONTRACT and shall entitle the COMPANY to unilaterally withdraw from the CONTRACT or terminate the CONTRACT.

14.2 Withdrawal from the CONTRACT

Withdrawal by the CONTRACTOR

Considering the operational importance of the SERVICES for the COMPANY's operations, the CONTRACTOR may not withdraw from the CONTRACT or otherwise totally or partially suspend the execution of the SERVICES for any reason whatsoever.

Withdrawal by the COMPANY

Without prejudice to the provisions of the Art. "Confidentiality, Administrative Liability and Privacy" the COMPANY may, at its sole discretion and without giving any justification to the CONTRACTOR, withdraw from all or part of the CONTRACT or request the total or partial suspension of the SERVICES, at any time, by simple written communication to CONTRACTOR.
The only SERVICES to remain unaffected by the withdrawal or suspension shall be those already performed in full by the date the communication was received from the COMPANY.
Upon receipt of a written request from the CONTRACTOR, the COMPANY will make a lump sum payment agreed upon by the PARTIES for any SERVICES commenced but not completed by the CONTRACTOR based on the actual value of that part of the SERVICES already performed; in addition, contrary to the provisions of Article 1671 of the Italian Civil Code, only unavoidable costs and/or expenses sustained and documented by the CONTRACTOR in relation to said SERVICES shall be reimbursed.
The said withdrawal or suspension will take effect from the date on which the CONTRACTOR receives the respective communication from the COMPANY.

15. Intellectual property and patent rights

15.1 Intellectual property rights

For the purposes of this Article the term "intellectual property rights" means any rights related to any notes and/or laboratory work, patentable and non-patentable inventions, patents, database rights, computer programs, planning and design rights, drawing and model rights, trademarks, domain names, copyright, know-how and associated information, confidential information and any other rights related to any industrial or intellectual property, which may or may not be registered (including the rights to apply for any of the foregoing).

Based on the understanding that any pre-existing "intellectual property rights" remain property of the PARTY owing the same, any/all intellectual property rights, in any way resulting from, deriving from and/or connected with the SERVICES are the exclusive property of the COMPANY.

15.2 Indemnity

The COMPANY will not be held liable in any way for damages and/or claims of any nature deriving from alleged or actual violations of intellectual property rights or other rights protected by law that may arise or be caused by or attributed to, directly or indirectly, the execution of the SERVICES and/or any EQUIPMENT used by the CONTRACTOR. The CONTRACTOR undertakes to indemnify and hold harmless the COMPANY from and against any such damages and/or claims.

TECHNICAL AND ORGANISATIONAL MANAGEMENT OF THE CONTRACT

16. AREA, TIME SCHEDULES AND PLANNING OF SERVICES

16.1 Knowledge of the Area and cost assessment

1. The CONTRACTOR, by executing the CONTRACT declares that:
   - it is fully aware of the actual situation in the SERVICES AREA and of the environmental and underground conditions in which the SERVICES are to be performed
   - it is aware of, has assessed and included in the prices and/or fees of the CONTRACT any/all fiscal, tax, customs and logistic-environmental costs as well as those connected to viability, communications and market potential in the SERVICES AREA as well as each and every type of fee for the supply, materials, labour, transport, equipment, insurance, bonuses, allowances and other contributions, supervision, general expenses and profit of the CONTRACTOR;
   - it has carefully reviewed the internal regulations and procedures submitted by the COMPANY, and in particular those pertaining to health and safety in the workplace and environmental protection, has taken them into account whilst formulating its prices and has been fully informed by the COMPANY of the inherent risks, including those arising from the activities of the COMPANY and/or activities of other contractors that may also be working within the SERVICES AREA.

16.2 Suspension - Interruption of the Services

1. The CONTRACT HOLDER will be entitled to authorize in writing the total or partial suspension of the SERVICES for any period of time it considers appropriate, at its sole discretion.
2. The COMPANY will notify the CONTRACTOR in writing with respect to any suspension of the SERVICES and specify whether such a suspension shall be temporary or definitive.
3. In case of definitive suspension of the SERVICES due to causes attributable to the COMPANY such will be regulated by Art. "Withdrawal by the COMPANY".
4. In case of a temporary suspension attributable to the COMPANY, the CONTRACTOR will be paid as follows:
   - the CONTRACTOR will be granted an extension to the time for completion of the SERVICES equivalent to the period of suspension.
   - the definitive or temporary suspension shall be certified by a report signed by the respective Representatives of the PARTIES.

16.3 Service deadline extensions

The COMPANY will extend the SERVICES completion deadline agreed upon between the PARTIES, if one of the events details below occurs. Such an extension is subject to the CONTRACTOR issuing the COMPANY a detailed written request for extension within 5 (five) working days from the incurrence of such an event:

- delays or negligence of other contractors of the COMPANY linked to the SERVICES to be performed by the CONTRACTOR, as long as said delays or negligence are not attributable to the CONTRACTOR;
- delays caused by the COMPANY's failure to provide the required information or temporary suspensions of the SERVICES as stipulated by the COMPANY.

17. PERFORMANCE OF THE SERVICES

17.1 Contractor's equipment, materials and vehicles

1. Any/all EQUIPMENT, MATERIALS and vehicles required by the CONTRACTOR to perform the SERVICES must be in perfect working order, appropriate and comply with any/all legal requirements.

2. The EQUIPMENT and MATERIALS must, in terms of number, type, capacity and characteristics, be adequate for the type and quantity of SERVICES to be performed by the CONTRACTOR and in any case commensurate with the plans related to the SERVICES, as agreed by the PARTIES.

3. Any/all EQUIPMENT must be maintained in perfect working order by the CONTRACTOR for the entire duration of the SERVICES. In case of defects or breakdowns, any EQUIPMENT not considered to be in perfect working order must be quickly repaired or replaced by the CONTRACTOR at its own expense and risk, and in any case in such a manner and time as not to compromise the continuity of the SERVICES and/or the plans covered by the CONTRACT.

4. Any defective EQUIPMENT or MATERIALS which become the subject of complaints or observations by the COMPANY must be dealt with by the CONTRACTOR within the time limit set by the COMPANY and to its full satisfaction, under penalty of suspension of the SERVICES.

5. Any/all costs relating to the EQUIPMENT as well as those required for its functioning, use and maintenance in good working order are deemed to be included in the prices and/or rates specified in the CONTRACT.
   Maintenance of the EQUIPMENT in good working order must be certified as provided for by the legislation in force and as specified in the Manufacturers' instructions.

   The CONTRACTOR hereby gives its consent for the use of its EQUIPMENT by THIRD PARTIES through the conclusion of appropriate rental contracts.

6. The CONTRACTOR is responsible for verifying the source of all the MATERIALS required for the performance of the SERVICES and ensuring their traceability.

17.2 Work orders

The SERVICES covered under the CONTRACT shall be requested by the COMPANY by means of an appropriate WORK ORDER.

The WORK ORDER will contain all the necessary instructions for the CONTRACTOR to identify the nature of the SERVICES, as well as all the documents and specifications in question associated with the performance of the SERVICES.
In particular, the WORK ORDER will stipulate the dates associated with the performance of the SERVICES (start, end and any intermediate activities), the delivery date for any DELIVERABLES and any "Job Order No." assigned to the SERVICES. It will also show any HSE-R requirements that are to be met.

Based on the stipulations of the respective WORK ORDER the PARTIES will agree the standards, specifications, plans, due dates and instructions which must be complied with during the execution of the SERVICES as well as any HSE-R documents which must be prepared.

Any/all plans including any relevant updates and changes, agreed with the COMPANY will form an integral part of the CONTRACT.

The WORK ORDER is the only document which formally authorizes the CONTRACTOR to carry out any of the SERVICES. The WORK ORDER must be signed by a person authorized to do so by the COMPANY.

The SERVICES covered by each individual WORK ORDER are to be understood as linked and interdependent and the COMPANY will thus be entitled to vary the plan for the execution of the SERVICES as a consequence of external factors which, impacting on some types of SERVICES, make adjustments to the respective plans as necessary, particularly as regards to timing.

A copy of the respective WORK ORDER must be attached to the invoices issued by the CONTRACTOR.

On issue of each WORK ORDER the COMPANY will, where necessary, attach the following documentation:

- any updates of the preliminary DUVRI and, if necessary, the modification of the estimated interference-related costs with reference to the specific performance of the activities covered by the individual WORK ORDER.

- the DSSC showing the prevention and protection measures to be adopted to eliminate and/or minimize the specific risks of interference linked to the performance of the activities covered by the individual WORK ORDER.

On issue of each WORK ORDER, in addition to the items specified in Annex "E" - HSE-R Requirements and Annex "F" - Quality Requirements, the CONTRACTOR will supply the COMPANY with its own DSS (Health and Safety Document) as well as the name of its Safety Manager and the list of all the personnel dedicated to performance of the SERVICES requested. For each operator on this list, the corresponding insurance position must be indicated.

17.3 Audit and Inspection

1. The COMPANY will be entitled at any moment to audit any part of the SERVICES and to carry out or to have THIRD PARTIES carry out inspections and checks on the SERVICES being performed. The CONTRACTOR may not object to such inspections and checks, but must supply free of charge the necessary assistance to facilitate their performance,

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allowing the COMPANY and/or THIRD PARTIES commissioned by the COMPANY free access to its offices, warehouses, plants and/or those of the SUBCONTRACTORS used to perform the SERVICES.

18. ACCEPTANCE OF SERVICES

18.1 Technical acceptance of the SERVICES

The SERVICES will only be classified as accepted by the COMPANY if they comply with the requirements contained in the CONTRACT.
Technical acceptance of the SERVICES will be communicated to the CONTRACTOR in writing.

The more significant SERVICES, designated as such in the CONTRACT, and in any case those parts of the SERVICESfor which the TECHNICAL UNITS require this, must be submitted for prior approval by the COMPANY.

Any SERVICES which do not comply with the requirements specified by the COMPANY must be re-performed by the CONTRACTOR, at its own risk and expense, so that the resulting parts correspond to the specification given in the CONTRACT, at the care and cost of the CONTRACTOR taking into consideration that no request for extensions to the delivery date(s) set out in accordance with the CONTRACT will be granted by the COMPANY.

Acceptance of the SERVICES will not result in the assumption by the COMPANY of any responsibility or liability in relation to their technical appropriateness or compliance with legislative provisions, which shall remain the sole responsibility of the CONTRACTOR as provided by the Italian Civil Code.

ADMINISTRATIVE AND ECONOMIC MANAGEMENT OF THE CONTRACT

19. Fixed Prices and Rates

1. The prices and/or rates specified in the CONTRACT are to be understood as fixed and invariable for the entire duration of the CONTRACT, with the exception of any additional and new safety interference related costs which shall be reimbursed by the COMPANY upon submission of the appropriate documentation by the CONTRACTOR.

2. The CONTRACTOR has therefore, with the CONTRACT award, agreed to bear the risk of any increase in the cost of performing the SERVICES for whatsoever reason, including extraordinary and unforeseeable events, and therefore waives the right to any adjustment of prices, notwithstanding the provisions of Article 1664 of the Italian Civil Code.

3. The CONTRACTOR declares that in determining the prices it has:
   - taken into account, for example but without limitation, the costs arising from the observance of any company procedures and rules involved in the duties to be performed and the relevant laws on Health and Safety in the workplace and Environmental Protection;
   - not subjected any of the costs deriving from the duties listed in the above paragraph to a rebate for tender purposes.

20. Work Ticket

At the end of each month the CONTRACTOR will submit to the COMPANY a Work Ticket, in triplicate, detailing the SERVICES performed.

The Work Ticket must clearly show:

1. the number and date of the Work Ticket including, in the case of a Blanket Order, the number and date of the respective WORK ORDER;
2. the CONTRACT number and date of issue;
3. the relevant Code given by the COMPANY to the CONTRACTOR;
4. the relevant SERVICES, performed by the CONTRACTOR in accordance with any specific listing, numbering and format given in the CONTRACT;
5. the "Job Order" number which shall be notified to the CONTRACTOR by the COMPANY.

The COMPANY will check the Work Ticket and, once approved, will deliver a copy of it to the CONTRACTOR signed for approval to indicate the technical acceptance of the SERVICES as referred to in the Article "Technical Acceptance of Services" .

21. Payments

1. As compensation for the performance of the SERVICES in accordance with the CONTRACT, the COMPANY undertakes to pay the amounts indicated in Annex "A" - "List of Prices and/or Rates".
   The amounts specified in Annex "A" - "List of Prices and/or Rates" include any and all costs incurred by the CONTRACTOR in relation to the CONTRACT, including the costs of the insurance policies in Art. "Insurances"; these amounts are to be considered net of VAT, where applicable, and gross of withholding tax.
   The compensation shall be proportionate solely to the activities carried out under the CONTRACT and payments hereunder shall not be made to any Party other than the CONTRACTOR nor in any Country other than the countries of the PARTIES' incorporation or the country where the CONTRACT is performed.

2. Unless otherwise specified in the CONTRACT, the COMPANY will be entitled to make payment of the relevant amount subject to prior demonstration by the CONTRACTOR of:
   - payment of salaries by the CONTRACTOR;
   - payment of social security contributions;
   - payment of mandatory insurance contributions;
   - payment of withholding taxes

   in relation to its own personnel, and, where applicable, for the SUBCONTRACTORS' personnel.
   Thus, the CONTRACTOR must produce the appropriate documentation which shall be subject to the mandatory checks by the CONTRACT HOLDER and as required by the regulations in force, on fulfillment of these requirements.
   Payment of amounts by the COMPANY is in any case subject to:

   2.1 fulfillment of the obligations of the CONTRACTOR as specified in Art. "Subcontracting" (where applicable).

   2.2 receipt by the COMPANY of the "CONTRACT acceptance form" duly signed by the CONTRACTOR, in accordance with the methods and terms specified in Art. "Contract Acceptance".

   2.3 acceptance of the Work Ticket as described in Art. "Work Ticket".

3. Any failure to pay within the terms specified in the Art. "Payments" of the CONTRACT for reasons attributable to the COMPANY will result in the application, for each day of delay, of late payment interest on the arrears due to the CONTRACTOR. Interest will be calculated at the interest rate of the principal refinancing instrument of the European Central Bank (ECB) published in the Official Gazette of the Italian Republic on the fifth working day of each six-month period by the Ministry of the Economy and Finance, increased by the percentage points indicated in the CONTRACT.

22. Methods of payment and invoicing

1. Preliminary conditions for invoicing and relevant payments

1.1 Invoices will be paid by the COMPANY to the CONTRACTOR by bank transfer in accordance with the terms and instructions detailed within Art. "Payments" of the CONTRACT.

1.2 No payment will be made by the COMPANY to any bank other than that notified by the CONTRACTOR, although it will be possible to change the name of the bank, giving a minimum of 60 (sixty) days' notice.

1.3 In order to facilitate payment, the CONTRACTOR must send the COMPANY, by the date of issue of the first invoice, the following information (if not already notified to the COMPANY for previous contracts):

a the name and details of the CONTRACTOR's respective bank where the company has its current account (branch or agency)
b current account no.
c BBAN code (for national payments);
d IBAN and BIC (for international payments).

The above information must be sent to the COMPANY as specified in Art. "Methods of payment and invoicing" of the CONTRACT.

1.4 The invoice may be issued by the CONTRACTOR only upon receipt of the COMPANY approved Work Ticket.

2. Mandatory invoice content

Invoices should preferably relate to only one approved Work Ticket, or other document specified in Annex "A", contain its number and date and be drawn up on the basis of the same, in terms of format and content.
The invoice must clearly show the following information:

- the CONTRACT number and date of issue;
- for Blanket Orders, also the number and date of the Delivery Order/WORK ORDER;
- brief description of the SERVICES performed by the CONTRACTOR.

The VAT rate and amount or the item(s) not subject to VAT shall be shown on the invoice(s).

3. Method of transmission of invoices

3.1 Invoices must be sent as indicated in Art. "Methods of payment and invoicing" of the CONTRACT.

3.2 In order to ensure efficient payment of invoices, the CONTRACTOR must not insert headings and/or rates not specified in the CONTRACT; these headings and/or rates must absolutely form the subject of a separate invoice following their definition, as approved by the COMPANY.

In no case may billings chargeable to different job orders be included in a single Work Ticket and/or invoice.

3.3 If the CONTRACT provides for volume discounts, these must be settled by the issue of relevant Credit Notes by the CONTRACTOR.

3.4 The PARTIES expressly agree that in the event of failure by the CONTRACTOR to fulfill the above obligations as well as the requirements set out in Art. "Payments", any delays in payment of invoices by the COMPANY may not be deemed a breach of contract and will not be subject to interest for late payment.

23. Taxes and duties

The CONTRACTOR shall arrange for the payment of any/all duties, taxes, licenses and levies or fees connected with the CONTRACT and imposed by the government and/or other authority having jurisdiction over the CONTRACT.

The COMPANY shall not be liable in any way in case of non fulfillment of tax obligations by the CONTRACTOR who undertakes to comply scrupulously with the current laws on the subject.

24. Accounts auditing

The COMPANY, following provision of written notice to the CONTRACTOR, shall have the right to check, at any time and up to 10 (ten) years after the expiry of the CONTRACT, all invoices and supporting documentation of the CONTRACTOR in relation to the activities covered under the CONTRACT.
The CONTRACTOR undertakes to keep detailed and true documentation to enable the COMPANY to carry out such an audit of the CONTRACTOR's accounts.

25. Penalties

1. If expressly provided for in the CONTRACT, where the CONTRACTOR, fails to perform or complete the SERVICES or part thereof in accordance with the methods and within the terms of the CONTRACT and/or the respective WORK ORDERS, for reasons attributable to the CONTRACTOR, the COMPANY, without prejudice to its right to compensation for any further damage, will apply penalties to the CONTRACTOR to the extent and according to the criteria of the CONTRACT.

2. If the period subject to penalty is exceeded by the CONTRACTOR, the COMPANY will be entitled to terminate the CONTRACT in accordance with Art. "Contract Termination" and to have THIRD PARTIES complete the SERVICES.

3. Alternatively the COMPANY may, by way of settlement, agree with the CONTRACTOR an adequate reduction in the amount(s) paid or to be paid under the CONTRACT which takes account of any direct losses incurred by the COMPANY due to said delay or failure to perform of CONTRACTOR.

4. The COMPANY's right to opt for one of the two remedies described above will also apply in the case of delays in relation to which no penalty is provided for under the CONTRACT.

5. The COMPANY will be entitled to deduct the amounts of these penalties from CONTRACTOR invoices.

HEALTH, SAFETY, ENVIRONMENT AND RADIATION PROTECTION

26. Health, Safety and the Environment

1. The SERVICES must be performed in compliance with the regulations and standards relating to health and safety of workers and public safety and protection of the environment from pollution and/or radiation protection as specified by the regulations in force.

   The COMPANY shall have delivered to the CONTRACTOR, which declares that it has formally accepted, the documentation relating to health and safety in the workplace, including the DUVRI (Consolidated Document concerning interference-related risk assessment), DSSC (Coordinated Health and Safety Document), PSC (Safety and Coordination Plan) and COMPANY HSE Policy (where applicable) as detailed in Annex E - HSE-R Requirements where applicable, as well as the prevention and emergency measures adopted for the activities carried out in the SERVICES AREA. In particular this document relates to the specific risks of the environment in which the CONTRACTOR and/or SUBCONTRACTORS (where applicable) shall carry out the SERVICES, as governed also by the COMPANY policies and procedures in relation to health, safety and environment. The COMPANY will promptly send to the CONTRACTOR any updates to the said documents.

   The CONTRACTOR undertakes to ensure that its own personnel and the personnel of SUBCONTRACTORS (if any) comply with all the standards and instructions in force in the work place, the prescriptions and measures contained in the aforesaid documentation, the HSE-R Requirements attached to the CONTRACT and the prescriptions on protection of workers' health and safety in the workplace contained in Legislative Decree No 81/2008 as amended and Legislative Decree No 624/1996 as amended, where applicable.

   The HSE-R documentation specified in Annex E - HSE-R Requirements, which the CONTRACTOR must provide for the SERVICES (Integrated Quality Plan and the documents referred to therein) must be submitted to the COMPANY for acceptance.
   Without prejudice to the liability of the CONTRACTOR, the COMPANY reserved the right to confirm in writing its acceptance of such documentation within 30 (thirty) days from receipt. Once this period has passed, if the COMPANY has not sent a written response to the CONTRACTOR, the said documents shall be deemed as accepted by the COMPANY.
   Acceptance of such documentation does not imply the assumption of any responsibility or liability by the COMPANY in relation to any failure to apply or mistaken application of the requirements of Annex E.
   In respect of ionizing radiation, the CONTRACTOR undertakes to comply with the contents of Annex E - HSE-R Requirements (where applicable), the CONTRACT and any COMPANY instructions established by the specific documentation on the subject and supplied to the CONTRACTOR.

The CONTRACTOR must immediately communicate any accident and/or injury in the workplace, even if minimal, to the Authorities and Bodies responsible under the laws in force and to the COMPANY.

The CONTRACTOR undertakes, in addition, to supply on a monthly basis to the CONTRACT HOLDER plus a copy to the Unit in charge of HSE-R aspects, the total number of hours worked in the work place, as well as the causes, reasons and circumstances of each accident/injury which has occurred and any corrective actions taken or to be taken by the CONTRACTOR.

2. Pursuant to Article 26 of Legislative Decree 81/2008, the PARTIES acknowledge that they have met for the purpose of cooperation and coordination of the prevention and protection measures to safeguard workers' health and safety in the workplace. In particular, the meeting between the PARTIES covered discussion of: 1) the DUVRI attached to the Bid Request; 2) the results of the visit made by the CONTRACTOR to the workplace involved in the work covered by the CONTRACT, where required.
In consideration of the above, the PARTIES have defined the prevention and protection measures needed to eliminate and/or reduce them to a minimum which have, therefore, been inserted in the DUVRI attached to the CONTRACT/WORK ORDER.
Before starting the activities, the cooperation and coordination as well as the action proposed by the PARTIES will be recorded in an appropriate Meeting Minute signed by both PARTIES, which will assume "pro rata" responsibility for the implementation of the prevention and protection measures. This Minute will form an integral and substantive part of the DUVRI.

3. Pursuant to Article 9 of Legislative Decree No 624/1996, the CONTRACTOR will send the COMPANY the necessary documentation for the COMPANY to produce the "Coordinated Health and Safety Document" (DSSC) which the CONTRACTOR, following signature, becomes responsible for implementing, for the parts within its specific area of competence.
The DSSC is attached to the CONTRACT and kept in the workplace where the SERVICES are performed to allow the "Titolare" (Manager), as defined by Legislative Decree 624/1996, to amend and integrate it in good time.

4. Pursuant to Title IV of Legislative Decree 81/2008 as amended, the COMPANY will be entitled to appoint a PROJECT SUPERVISOR.
The CONTRACTOR undertakes to comply fully with the Safety and Coordination Plan (PSC), its own Safety Operating Plan (POS) and in any case all the plans and/or instructions which are sent and/or given to it by the COMPANY, or by the PROJECT SUPERVISOR and/or by any other person made responsible by the COMPANY under Legislative Decree 81/2008.
The CONTRACTOR undertakes to ensure the coordination of all the SUBCONTRACTORS, if any, operating on the SERVICES AREA of the COMPANY, in order to make the specific POS (Safety Operating Plans) compiled by individual SUBCONTRACTORS (if any) mutually compatible and consistent with the POS submitted by the CONTRACTOR.

5. During the performance of the contracted activities the CONTRACTOR shall adopt any/all precautions, measures and actions required to avoid any injury or damage to people or things and cooperate with the implementation of prevention and protection measures against work risks impacting on the activities covered under the CONTRACT.
Without prejudice to the rules established by the HSE Disciplinary Policy as described in Annex E - HSE-R Requirements, in case of failure by the CONTRACTOR or any SUBCONTRACTORS to comply with the prescriptions contained in the said Annex "E", the DUVRI (including any failure to prove the expenditure of the interference-related costs as

declared therein) or PSC (and/or its own POS or in the DSSC and/or in the procedures and regulations adopted by COMPANY in the workplace as well as, in general, the legal requirements set by the regulations in force on workers' health and safety and/or environmental protection and/or radiation protection, the COMPANY shall be entitled to:

1. terminate the CONTRACT in accordance with Art. "Contract Termination", without prejudice to the fact that liability remains with the CONTRACTOR for any damage, accident or injury that may occur during the performance of the SERVICES or as a consequence of these;
2. suspend the SERVICES at the care and cost of the CONTRACTOR, charging to it any/all further costs consequent upon and/or arising from the said suspension.

The COMPANY will be entitled to carry out inspections and checks, including in the case of accidents and injuries, both using internal company functions and THIRD PARTIES. If it is subsequently found that the CONTRACTOR is not in compliance with the CONTRACT, the COMPANY reserves the right at its sole discretion to apply sanctions commensurate with the seriousness of the breach as shown in Annex E - HSE-R Requirements. The CONTRACTOR must provide the maximum cooperation to achieve the said objectives.

6. Work safety costs

The COMPANY completes and/or updates, further to the meeting held by the PARTIES as per art. 26 of Legislative Decree no. 81/2008, where necessary, the DUVRI and the relevant estimate of the interference-related costs on the basis of the "typical safety price lists" defined in the CONTRACT. In all cases of completion and/or updating, the DUVRI shall be signed by the CONTRACTOR for acceptance. The interference-related costs are quantified by the COMPANY and no rebate has been applied thereto by the CONTRACTOR.

The COMPANY has carried out the check on the adequacy of the general safety costs in relation to the size and nature of the activities covered by the CONTRACT.

The CONTRACTOR acknowledges that the interference-related costs relevant to safety at work have been calculated by the COMPANY also taking into consideration the DUVRI attached to the Bid Request, the final DUVRI, where applicable, or the PSC, or the DSSC and relevant technical documentation, the verifications carried out by CONTRACTOR during the site inspection (where appropriate), and any other documentation and information obtained further to the co-ordination and co-operation as per art. 26 of Legislative Decree no. 81/2008, as well as any in-house procedures and regulations delivered to CONTRACTOR.

7. Costs of labour

The CONTRACTOR declares that costs of labour are commensurate with the nature and characteristics of the activities under the CONTRACT.

8. Temporary Business Grouping (RTI)

In case of RTI, the entities grouped (mandate holder and mandating companies) shall ensure strict compliance with the HSE regulations, as well as the procedures and guidelines adopted by the COMPANY. The mandate holder is liable to the COMPANY for any non-compliance/irregularity by the mandating companies. The mandate holder undertakes to carry out controls to verify that the mandating companies meet the requirements for the entire duration of the CONTRACT.

CONTRACTOR REQUIREMENTS AND ORGANIZATION

27. Contractor Requirements

1. The CONTRACTOR declares that for the performance of the SERVICES covered by the CONTRACT it may make use of SUBCONTRACTORS according to the procedures described in Art. "Subcontracting".
The CONTRACTOR also declares that it shall be an independent contractor with respect to the performance of the activities covered by the CONTRACT, with management at its own risk, with employment of its own capital and means and with personnel duly hired, paid and insured by the CONTRACTOR.
Therefore, neither the means, the personnel and anything else necessary for the performance of the activities hereunder shall be deemed to be part of the COMPANY's organization.

   Should the CONTRACTOR elect to utilize agency-supplied and/or project workers, or any other form of collaboration for the performance of the activities or part thereof, it undertakes to inform the CONTRACT HOLDER of this intention, indicating the reasons, the number of workers and the affected activities as well as providing, where requested, the related contract.

2. With regard to the above, the CONTRACTOR will carry out the SERVICES assuming all responsibilities towards both the COMPANY Public Authorities and THIRD PARTIES, indemnifying the COMPANY from and against any costs of any kind arising from the performance of the SERVICES.

3. The CONTRACTOR must demonstrate that it holds any/all necessary permits and licenses to operate in its capacity as "entrepreneur" and undertakes to operate constantly within their framework and the framework of the current regulations on the subject.

4. If any requirement deriving from the above is lacking in such a way as to cause an irregular administrative and/or legal position of the CONTRACTOR, the COMPANY reserves the right to terminate the CONTRACT for all practical purposes in accordance with Art. "Contract Termination".

5. The CONTRACTOR, for the entire duration of the CONTRACT, shall meet the requirements listed below; the COMPANY reserves the right to request that every appropriate certification regarding the meeting of these requirements be produced and in any case to ascertain, also independently and at its discretion, the CONTRACTOR's compliance with such requirements at any time.
If even one of the requirements listed below is lacking, the COMPANY reserves the right to terminate the CONTRACT in accordance with Art. "Contract Termination".

   a) Requisite level of technical and professional capacity
   With reference to the protection of health and safety at the workplace pursuant to Article 26, paragraph 1, letter a) or Article 90, paragraph 9 of Legislative Decree no. 81/2008, taking into account the activities covered by the CONTRACT.
   The CONTRACTOR undertakes to promptly inform the COMPANY of any change that might occur regarding the information and documentation supplied by the CONTRACTOR to the COMPANY.

   b) General requirements and requirements regarding professional ethics:

      - business shall not be in a state of bankruptcy, receivership or subject to any other form of insolvency procedure ;
      - no proceedings are in progress for the enforcement of one of the preventive measures under Article 6 of Italian Legislative Decree no. 159/2011 as

amended, or any disqualification case under Article 67 of Italian Legislative Decree no. 159/2011 as amended;

- the CONTRACTOR'S owner or partner or director or operations manager must not have been convicted at final appeal or sentenced or been the subject of a plea bargain under Article 444 of the Italian Penal Code for serious crimes against the State or the Community or any offence concerning their professional conduct, nor must there be any proceedings pending, and must not have been sentenced for one or more crimes of participation in a criminal organization, of corruption, fraud or money-laundering, as defined by EU acts under Article 45, paragraph 1, EC Directive 2004/18, nor must there any proceedings pending;
- the CONTRACTOR'S owner or partner or director or operations manager must not have been convicted at final appeal, sentenced, or been the subject of a plea bargain under Article 444 of the Italian Penal Code for serious crimes under the regulations on the protection of the environment against pollution, nor must there be any proceedings pending;
- the CONTRACTOR'S owner or partner or director must not have been affected by a ban on fiduciary entrustment under Article 17 of Italian Act no. 55/90;
- the CONTRACTOR must not have committed serious infringements of regulations regarding safety or any other obligation deriving from employment contracts;
- the CONTRACTOR must not have been seriously negligent or acted in bad faith when executing services already awarded by Eni or Eni Group Companies, nor have committed grave errors in the exercise of its professional activity;
- the CONTRACTOR must not have failed to fulfil its obligations relating to the payment of duties and taxes, in accordance with Italian legislation or the legislation of the state in which it is established;
- the CONTRACTOR must not have failed to fulfil its obligations relating to the payment of social security contributions, in accordance with Italian legislation or the legislation of the state in which it is established;
- the CONTRACTOR must comply with regulations concerning the right to work of disabled persons, presenting certification under Article 17 of Italian Act no. 68/1999;
- no interdictory sanctions must have been imposed on the CONTRACTOR under Art. 9, paragraph 2, letter c) of Italian Legislative Decree no. 231/01, nor other sanctions which entail prohibition from contracting for the public administration.

28. CONTRACTOR's Personnel

28.1 <u>Compliance with the insurance, contributions and contractual regulations</u>

1. Throughout the duration of the CONTRACT, the CONTRACTOR must operate in compliance with government regulations, this CONTRACT and every other relevant collective agreement, relieving the COMPANY of any responsibility with respect to the CONTRACTOR non-compliance.

2. In particular, the CONTRACTOR is bound to comply with the legislation regarding insurance and contributions and to apply the sector's current national labor contract for its own personnel. These personnel must be duly hired, paid and insured by the CONTRACTOR and the regulatory and pay conditions applied by the CONTRACTOR must not be less than those set out in the national labor contracts and the supplementary agreements.

3. The CONTRACTOR undertakes to transmit copies of the following documents regarding its own personnel to the COMPANY:

   3.1 before the start of the activities, notifications of new work forwarded to INPS, INAIL and the Construction Fund (if it is a construction firm);

   3.2 every three months from the date of commencement of the SERVICES, a copy of the payments of the periodic contributions made to INPS, INAIL, the Construction Fund (if it is a construction firm) and the joint bodies provided for by collective bargaining with the description and documentation of the relevant correct payment (e.g. reference contribution models by product area).

   Without prejudice to the provisions above, the CONTRACTOR shall upon the COMPANY's request, demonstrate that it has fulfilled the above specifications.

4. Personnel employed in Italy by Companies with registered offices in a country within the European Union, excluding Italy
   The CONTRACTOR shall comply with the regulations and provisions in force throughout the European Union and Italy, particularly with regard to social security, national insurance and the prevention of accidents with respect to such personnel.
   In particular, with regard to the obligations on the subject of contracts, insurance and contributions, the COMPANY reserves the right to ask the CONTRACTOR to provide suitable documentary evidence that the regulations on this subject in force in the European Union, Italy and the country of origin have been fulfilled by the CONTRACTOR.

5. Personnel employed in Italy by companies with registered office in a country outside the European Union
   The CONTRACTOR shall comply with the regulations and provisions in Italy, particularly with regard to social security, national insurance and the prevention of accidents, and any other provisions in force in the country of origin on the subject, with respect to such personnel.

6. The CONTRACTOR undertakes to ensure forms of rotation for its personnel throughout the duration of the CONTRACT.

7. The PARTIES agree that if any condition regarding the provisions of the Article in question are not met, the COMPANY shall be entitled to terminate the CONTRACT due to lack of essential requirements in compliance with the provisions of Art. "Contract Termination".

28.2 Personnel

1. Without prejudice to the provisions of Annex "E" - HSE-R Requirements (as applicable) and the HSE Disciplinary Policy included therein, the CONTRACTOR undertakes to perform the SERVICES with personnel that possess the requisite level of technical and professional capacity for the complexity of those SERVICES and in compliance with the regulations in force on the subject of health, safety and environment. If the COMPANY deems that one or more members of the CONTRACTOR's personnel do not have the necessary technical capacity/skills for the efficient and effective execution of the SERVICES or behave in such a way as to compromise their execution and/or the progress of the activities through carelessness, negligence, incompetence or other reasons related to the security and safety of persons, the COMPANY will give notice and insist that the CONTRACTOR adopts suitable measures to be implemented within a time limit set by the

COMPANY in order to correct the subject issue, subject to the CONTRACTOR's autonomous decision.
Failure to adopt the measures aimed at ensuring efficient execution of the SERVICES within the set time limit shall constitute a material breach and thus the COMPANY reserves the right to terminate the CONTRACT in accordance with Art. "Contract Termination".
The CONTRACTOR thus undertakes to implement the necessary actions, including also the replacement of such personnel at its own care and cost, so as to ensure that its contractual obligations are met. The CONTRACTOR, at its own care and cost, will immediately substitute personnel that are absent through illness, injury, holiday or recovery.
The substitution of the CONTRACTOR's personnel shall in no way prejudice the continuity of the SERVICES.

2. The CONTRACTOR undertakes not to remove or replace any of its key personnel, as identified in the CONTRACT, without the prior consultation with the COMPANY.

3. The CONTRACTOR undertakes to provide its personnel with a suitable identification badge containing a photograph, the worker's details, the CONTRACTOR's logo as well as any/all additional elements provided for by the laws in force at the time of the performance of the CONTRACT. The CONTRACTOR will be responsible for the obligation to ensure that its personnel display the identification badge.
The CONTRACTOR undertakes to ensure that the employees of any SUBCONTRACTORS and/or any authorized suppliers performing activities associated with the SERVICES on behalf of the CONTRACTOR, shall also observe the aforesaid obligations.

OBLIGATIONS AND DUTIES OF THE PARTIES

29. Contractor's Obligations and Duties

In addition to any other provisions of the CONTRACT, with the exception of the duties expressly assigned to the COMPANY under Art. "COMPANY's Duties", anything else necessary for the full and complete performance of the SERVICES is understood to be at the care and cost of the CONTRACTOR.
Regardless of their impact on the SERVICES, these duties must be included in the prices and/or rates provided for in the CONTRACT.
By way of example, but not exhaustively, the duties and obligations borne by the CONTRACTOR shall include:

- Salaries and benefits, tax deductions, insurance, welfare and injury contributions for all the personnel employed by the CONTRACTOR in relation to performance of the SERVICES in compliance with the legislation in force, the current national collective labor agreement for the CONTRACTOR's sector and any individual agreements applicable to that company.
  The CONTRACTOR undertakes to pay the salaries due to its personnel during the performance of the CONTRACT by bank transfer. The SUBCONTRACTORS must also comply with this method of payment with regard to its own personnel.
  Documentation proving that the aforesaid bank transfers have been carried out for the personnel of the CONTRACTOR and the SUBCONTRACTORS must be kept for the entire duration of the CONTRACT and submitted to the COMPANY upon request.

- Expenses regarding the assessment of its personnel's state of psycho-physical health and medical fitness.

- Compensatory time for its own personnel and their replacement during that time.
- Board and lodging expenses for its personnel employed in the SERVICES, unless otherwise specified in the CONTRACT.
- Expenses for the insurance policies as detailed in Art. "Insurance".
- Expenses (including postal, telegraph, telephone and stationery expenses), taxes and any other expenses necessary in relation to performance of the SERVICES.
- Overheads, both fixed and variable, to cover all the costs needed to maintain the firm and which have been assumed to pursue the company purpose and fulfill legal obligations. This type of expense includes but is not limited to costs for the maintenance of offices, equipment of any kind, staff personnel (such as administration, office staff, etc.) and non-executive directors.
- Support of the CONTRACTOR's head office services (for any SERVICES not carried out at the CONTRACTOR's head office).
- The use, at its own expense, of vehicles used in the execution of the SERVICES unless otherwise specified in the CONTRACT.
- Obtainment of the authorizations from the appropriate Authorities and/or public and/or private bodies, approvals, easements, etc. needed in relation to the performance of the SERVICES.
- Compliance with local regulations, where applicable, provided by the COMPANY (eg."Protocolli di Legalità", "Protocolli d'intesa", etc.).
- Prompt notice to the COMPANY of any change concerning the certificate of incorporation or the articles of association or the persons who manage the company, also for the purposes of enforcing the antimafia legislation.
- Issue of any WORK PERMITS and authorizations for the CONTRACTOR's personnel, vehicles and support equipment to enter the SERVICES AREA (when applicable).
- If the SERVICES are performed inside the offices of the COMPANY and/or its SERVICES AREA, the CONTRACTOR shall, at the COMPANY's request, communicate to the COMPANY the names of the:
    - Employer (identified for the management of the activities in the CONTRACT);
    - Director(s) (identified for the management of the activities in the CONTRACT);
    - Supervisor (identified for the management of the activities in the CONTRACT);
    - Accident Prevention and Protection Service Manager;

30. COMPANY's duties

Unless expressly specified elsewhere in the CONTRACT, the COMPANY shall assume only those costs detailed below:

- Delivery to the CONTRACTOR of the technical documentation and management documentation, where required, in relation to the performance of the CONTRACT.
- Expenses for the COMPANY personnel carrying out the activities hereunder.

- Obtainment of the authorizations from the appropriate Authorities and/or public and/or private bodies, permits, approvals, easements, etc. needed in relation to the performance of the SERVICES, which documents, as per law, cannot be obtained by the CONTRACTOR.

- Issue of any WORK PERMITS and authorization for the CONTRACTOR's personnel, vehicles and support equipment to enter the SERVICES AREA (when applicable).

- If the activity covered by the CONTRACT is carried out on board the COMPANY's PLATFORMS, the expenses for first aid operations for the CONTRACTOR personnel and, where available, medical assistance, without any liability for the COMPANY; any related expenses will be charged to the CONTRACTOR.

- If the activity covered by the CONTRACT is carried out on board the COMPANY's PLATFORMS, the provision of board and lodging for the CONTRACTOR's personnel on board said PLATFORMS.

- Before the commencement of the activities covered by the CONTRACT, delivery to the CONTRACTOR of any further technical documentation to supplement the DUVRI as well as the information on the risks of the area and in any case on the HSE profiles relevant for the purposes of the performed of the CONTRACT, containing any further prevention and protection measures to be adopted in order to remove and/or minimize the risks of interference linked to the specific nature of the activities covered by the CONTRACT that could not be foreseen when it was concluded or when the WORK ORDER was issued (where applicable).

CONTRACT ADMINISTRATION AND COMMUNICATIONS

31. Contract Holder

In order to exercise its right, as sanctioned by Article 1662 of the Italian Civil Code, to check the progress of the SERVICES and to verify the state thereof, the COMPANY will appoint a CONTRACT HOLDER.

The CONTRACT HOLDER oversees the maintenance of the relationship with the CONTRACTOR, checking that the contractual commitments assumed are fulfilled in an efficient and satisfactory manner, in compliance with legislation, contractual requirements and in accordance with the COMPANY policies on procurement, safety and respect for the environment.
In particular the following duties, which shall be considered as merely for illustrative purposes and not exhaustive, will be assigned to the CONTRACT HOLDER. The same will fulfill them directly and/or through the various COMPANY departments involved in the technical, administrative and accounting management of the CONTRACT and/or through third parties:

- Checking compliance with standards on accident prevention and environmental protection;
- Checking that the SERVICES are provided in accordance with the CONTRACT and in accordance with the highest standards of workmanship;
- Arranging for acceptance of any SERVICES within the time limits specified in the contract, also to enable issue of the relevant invoices by the CONTRACTOR, and checking that the amount invoiced for payment is correct;

- Ensuring compliance with clauses that have an administrative impact (penalties, guarantees, testing etc.), ensuring an adequate flow of relevant information to the administration units;
- Checking that legal and insurance requirements have been met by the CONTRACTOR, for its personnel employed on the CONTRACT and for the activities covered by the CONTRACT;
- Implementing any changes to the CONTRACT;
- Ensuring compliance with the requirements of Art. "Subcontracting" of the CONTRACT.

The CONTRACTOR shall allow, at all times, access to and permanent presence in the SERVICES AREAS for the CONTRACT HOLDER and/or their representatives.

The CONTRACTOR must make available to the COMPANY's representatives any/all technical means and documents needed to carry out the inspection and supervision activities assigned to them.

The COMPANY will not, with regard to the monitoring and supervision described above, have any liability or obligation of any sort to the CONTRACTOR or to THIRD PARTIES, including in relation to the regulations on personal safety, this being the exclusive responsibility of the CONTRACTOR.

Notwithstanding the provisions of Art. "Amendments to the Contract", the PARTIES agree that any changes to the assigned CONTRACT HOLDER will not require a contractual revision and will be formally communicated to the CONTRACTOR in writing by the COMPANY.

32. Communications

Any/all correspondence relating to the CONTRACT must contain the CONTRACT number and associated references.

Unless otherwise specified in the CONTRACT, all communications required under the CONTRACT will be in writing and will be considered valid if delivered personally, against a receipt, or sent by registered letter or telefax or e-mail, to the addresses specified in the CONTRACT.
These communications will be deemed valid for all purposes from the date of receipt by the addressee.
For contractual and legal purposes, the legal domicile of the COMPANY shall be deemed to be its registered office, unless otherwise stated in the CONTRACT or subsequently notified in writing.

Each PARTY may change its address, subject to giving at least 15 (fifteen) days' written notice to the other PARTY.

LIABILITY AND INSURANCE

33. Liabilities of the Parties

1. Liability for wilful misconduct or gross negligence

Pursuant to art. 1229 of the Italian Civil Code, it is agreed that the liability limitations provided for in the subsequent clauses of this Article will not apply in case of damage caused by willful misconduct or gross negligence by the COMPANY GROUP or by the CONTRACTOR GROUP.

In case of the willful misconduct or gross negligence by the COMPANY GROUP or by the CONTRACTOR GROUP, the COMPANY or the CONTRACTOR will remain liable for damage caused by their own GROUPS and they hold harmless and indemnify the other GROUP against any claim for damages deriving from the willful misconduct or gross negligence by the GROUP they belong to.

2. EQUIPMENT, MATERIALS and personnel of the CONTRACTOR GROUP

If, as a consequence of the SERVICES (including any transport) damage occurs:

2.1 to the personnel of the CONTRACTOR GROUP and to their personal belongings;

2.2 to the equipment and MATERIALS of the CONTRACTOR GROUP;

2.3 to the staffing agency personnel and to their personal belongings,

the CONTRACTOR will assume full liability for such damage, exempting the COMPANY GROUP from any liability.
The CONTRACTOR will therefore indemnify and hold harmless the COMPANY GROUP from any claim which may be made by the CONTRACTOR GROUP and by the staffing agency personnel as a consequence of the above indicated damage.

3. Equipment, materials and personnel of the COMPANY GROUP

Subject to the provisions of Art. "Health, Safety and the Environment", if, as a consequence of the SERVICES, damage occurs:

3.1 to the personnel of the COMPANY GROUP and to their personal belongings;

3.2 to the equipment and materials of the COMPANY GROUP,

the COMPANY will assume full liability for such damage, exempting the CONTRACTOR GROUP from any liability.
The COMPANY will therefore indemnify and hold harmless the CONTRACTOR GROUP from any claim which may be made by the COMPANY GROUP as a consequence of the above indicated damage.

4. Damage to Third Parties

The CONTRACTOR assumes full liability for damage caused to Third Parties, including pollution damage, in the performance of the SERVICES, by the CONTRACTOR GROUP and by the staffing agency personnel hired by the CONTRACTOR, and will indemnify and hold harmless the COMPANY GROUP from any claim which may be made by Third Parties as a consequence of the above indicated damage.
The COMPANY assumes full liability for damage caused to Third Parties by the COMPANY GROUP during the performance of the CONTRACT, and will indemnify and hold harmless the CONTRACTOR GROUP from any claim which may be made by Third Parties as a consequence of the above indicated damage.

5. Liability for non-conforming SERVICES

If, owing to incorrect calculations, processing, interpretations etc., or in any case for causes ascribable to the CONTRACTOR, the SERVICES are not in conformity with the requirements of the CONTRACT, the CONTRACTOR undertakes at its own responsibility, care and cost, , to effect the necessary re-workings so that the SERVICES conform with the provisions of the CONTRACT, without costs for the COMPANY by the deadline established in the CONTRACT and without prejudicial delays to the SERVICES plans.

6. Consequential damage

The PARTIES expressly agree that the COMPANY GROUP and the CONTRACTOR GROUP shall not be liable towards each other for damage caused by the loss and/or interruption of use of the equipment, profit, production and business.

7. Liability for failure to respect the methods and times of performance of the SERVICES

The CONTRACTOR shall bear any/all expenses and consequences deriving from failure to respect the methods and the times for performance of the SERVICES as detailed in the CONTRACT, with the consequent application of penalties where such are provided for in the CONTRACT.

8. Liability for Health, Safety and the Environment

The CONTRACTOR shall bear any/all expenses and consequences deriving from the nonobservance of the regulations safeguarding health and safety of the workers and/or environmental protection and/or radiation protection provided for by regulations in force and/or referred to in Art. "Health, Safety and the Environment", by holding harmless the COMPANY GROUP from any/all liabilities even towards Third Parties.

9. Liability for cost assessments

The CONTRACTOR is solely and fully liable in case of assessment errors and for erroneous information howsoever obtained, except for those obtained from the COMPANY, as indicated in Art. "Knowledge of the area and cost assessment".

10. Liability for failure to pay wages and salaries, social security contributions, mandatory insurance premiums and withholding taxes

The CONTRACTOR holds harmless and indemnifies the COMPANY GROUP for the amounts the latter is called upon to pay for wages and salaries, social security contributions, mandatory insurance premiums and tax deductions relating to the CONTRACTOR's personnel and those of any SUBCONTRACTORS, as well as for damage suffered by personnel caused by the CONTRACTOR or by any SUBCONTRACTORS.

34. Insurances

1. Without prejudice to any obligations and liabilities of the CONTRACTOR with respect to the CONTRACT and/or those provided by law, the CONTRACTOR shall be bound to take out and keep valid for the entire duration of the CONTRACT the insurance policies indicated in the CONTRACT, with insurance companies having a minimum financial standing rating of not less than "BBB", as quoted by STANDARD AND POOR'S (S&P) or an equivalent rating agency at the effective date of the CONTRACT.

2. The insurance policies and maximum cover of the policy required by the CONTRACT are minimum requirements and do not set out limits of liability of the CONTRACTOR with respect to the CONTRACT. Unless otherwise established by the CONTRACT, the CONTRACTOR shall be liable, hold harmless and indemnify the COMPANY GROUP for any event which is not covered by the CONTRACTOR's said policies.

3. Any deductibles (excess) and uncovered items in the policies of the CONTRACTOR shall be borne by the CONTRACTOR.

4. All policies required from the CONTRACTOR shall require that the insurance companies waive all rights of subrogation against any member of the COMPANY GROUP and their insurers, except for the Vehicle Third-Party Liability ("RC auto"), within the limits of the CONTRACTOR's liabilities under the CONTRACT.

5. For the entire duration of the CONTRACT, the policies of the CONTRACTOR shall not be cancelled or amended without prior written notice to the COMPANY (at least 30 days prior to each amendment or cancellation), in such a case the cover and insurance conditions set out in the CONTRACT are to be maintained.

6. The CONTRACTOR undertakes to ensure that the SUBCONTRACTORS are insured with insurance policies appropriate to the subcontracted activities. At the request of the COMPANY, the CONTRACTOR will provide the COMPANY with copy of the insurance certificates of the SUBCONTRACTORS.

7. The CONTRACTOR will be liable, hold harmless and indemnify the COMPANY from any/all damages and costs, including legal expenses, that arise, for any reason, for non-payment of the insurance compensation by the insurers of the CONTRACTOR or if the CONTRACTOR fails to take out or maintain the insurance cover required by the CONTRACT. In addition, in the case the CONTRACTOR fails to take out or maintain the insurance cover required by the CONTRACT, the CONTRACTOR shall remain fully liable at law and with respect to the CONTRACT, the COMPANY reserves the right to terminate the CONTRACT, as indicated in Art. "Contract Termination".

8. Subject to the COMPANY's right to request a copy of the insurance policies, the CONTRACTOR will send to the CONTRACT HOLDER, 20 (twenty) days before commencing any activity associated with the CONTRACT, copy of the insurance policies certificates of the CONTRACT which shall indicate:
   a) the insured party/ies;
   b) the insurance company;
   c) the commencement date and expiry date of all insurance cover;
   d) the maximum cover of each policy;
   e) that the insurance covers in conformity with the contractual requirements;
   f) that the insurance companies with which the CONTRACTOR has taken out the insurance policies waive any rights of subrogation against any member of the COMPANY GROUP and its insurers;
   g) financial standing rating of the insurance company.

   The COMPANY shall not accept any liability for the correctness of the policies or of the policy certificates provided by the CONTRACTOR. The handover of the policies or of the policy certificates shall not constitute the CONTRACTOR's fulfillment of any obligations required by the CONTRACT.

9. With respect to the requirements indicated in this Article, CONTRACTOR must produce evidence of the following policies:

   9.1 Employers' liability insurance ("RCO") covering the CONTRACTOR's personnel with a maximum cover of not less than 3,000,000.00 euros (three million) for each event and with a limit per person of not less than 1,000,000.00 euros (one million). Claims made by the CONTRACTOR's personnel against the COMPANY are to be considered as claims against the CONTRACTOR and indemnified by such policy. Insurance coverage must be effective when the CONTRACTOR's personnel are abroad or are carried by means of transport

belonging to the COMPANY and include the warranty for any recourse actions made by INAIL (Italian Worker's Compensation Authority) or any other public or private entity insuring the CONTRACTOR for injuries, illness or death.

9.2 Insurance covering injuries to or death of the CONTRACTOR GROUP's personnel employed under the CONTRACT, according to the provisions of legislation in force. The CONTRACTOR shall however take out such policy even if it is not required by law and/or by the labour contract.

9.3 THIRD PARTY liability insurance ("RCT") covering the CONTRACTOR'S activities under the CONTRACT, with a maximum cover of not less than 10,000,000.00 euros (five million) for each event. If the CONTRACTOR utilizes SUBCONTRACTORS, and the same are insured under a single policy of the CONTRACTOR, such policy shall provide for the cross-liability of all the insured parties.

9.4 If the CONTRACTOR uses motor vehicles in the performance of the CONTRACT, Vehicle Third-Party Liability ("RC auto"), including liability for injury to passengers.

9.5 All risk policy covering CONTRACTOR GROUP's EQUIPMENT and PB3 for a limit amounting to the full replacement value thereof, including when the PB3 is in use of COMPANY GROUP.

9.6 Each and every other policy required by the COMPANY or by law.

GUARANTEES

35. Insurance and bank guarantees

1. Where required by the CONTRACT, the CONTRACTOR must obtain at its own care and cost a "first demand" guarantee in favor of the COMPANY, from a primary Bank or from an Insurance Company with a minimum financial standing rating not below "BBB" as quoted by STANDARD AND POOR'S (S&P) or an equivalent rating agency at the effective date of the CONTRACT. The text of the Guarantee must be drawn up in conformity with Annex "C" - Specimen/s of Bank or Insurance Guarantee. No payment will be made to the CONTRACTOR before acceptance of the Guarantee by the COMPANY.

2. If the Guarantee is not drawn up according to Annex "C", or the duration or the amount guaranteed does not correspond with the CONTRACT provisions, or the Bank or Insurance Company does not meet the requirements referred to within this Article, the CONTRACTOR will be bound to make the necessary adaptations at its care and cost.

3. If the commencement of the SERVICES is delayed for any cause which is not attributable to the CONTRACTOR, the guarantee shall be extended for an equal period at the CONTRACTOR's care but at the COMPANY's cost. Vice versa, the said expenses will be borne by the CONTRACTOR if the commencement of the SERVICES is delayed for any cause attributable to the CONTRACTOR.

4. In case of failure to set up the guarantee referred to in this Article, the COMPANY reserves the right to terminate the CONTRACT, according to the provisions of Art. "Contract Termination".

36. Technical guarantees

1. The CONTRACTOR guarantees to perform the SERVICES in conformity with the CONTRACT, according to national and international standards, and conforming to the most updated methodologies within the relevant sector.

ANNEX"A" - LIST OF PRICES AND/OR RATES

Bid Request n. 30048046 - Provision of one OPT Power buoy PB3 to be deployed in Adriatic Sea for the test campaign of subsea batteries recharging"

Struct.	Row	Description		Unit	Offer dated 28-2-18	Note
1		**Phase 1 & Phase 2 – Delivery, Commissioning and First Trial Phase**		FO		
	1	Provision of one OPT Power buoy PB3 to be deployed in Adriatic Sea for the test campaign of subsea batteries recharging. The provision will be in conformity in all respects with the provisions of the CONTRACT and its annexes, with particular reference to Annex "D" - Technical Specifications.	M0: Phase 1 End of Kick off Meeting (KOM) after presenting bank guarantee as per Eni standard and expiration on M2 Phase 1 DELIVERY CHECK REPORT	FO	***	
	2		M1: Phase 1 FAT (t0+3 months – Task2) after presenting bank guarantee as per Eni standard and expiration on M2 Phase 1 DELIVERY CHECK REPORT	FO	***	
	3		M2: Phase 1 DELIVERY CHECK REPORT	FO	***	
	4		M4: Phase 1 OFFSHORE COMMISSIONING TEST	FO	***	
	5		M5: Phase2 6 months assessment	FO	***	
	6		M6: Phase2 12 months assessment	FO	***	
2		**Phase 2: First trial phase**				
	7	Decomissioning and De-mobilizaiton of one OPT Power buoy PB3. The provision will be in conformity in all respects with the provisions of the CONTRACT and its annexes, with particular reference to Annex "D" - Technical Specifications.	Phase2 start of demobilization	FO	***	
	8	Umbilical Cable and Connector assembly (Commercial Cable and Two Dry-Mate Connectors)	80 meter	FO	***	Commercial cable and connector assembly (1 cable 80m + Dry mate connector buoy end + drymate connector seabed dummy load end)
	9	Implementation of a Fibre optic interface on the PB3 subsea connector terminal		FO	***	Cost to implement the optical capability on the PB3's subsea terminal connector ready for connection to cable .
	10	Certification of Towing and lifting points by IACS member		FO	***	This IACS accreditation is for the towing and lifting points only
	11	PB3 hosted dummy load		FO	***	Purchase of dummy load equipment, it's integration to the PB3 and development of switchable capability between it and seabed dummy load
3		**Phase 3 - Second Trial Phase (OPTIONAL)**				
	12	Operation&Maintenance, remote data collection, monitoring and reporting for at sea test trials	M7: Phase3 authorization	FO	***	Includes insurance
	13	Operation&Maintenance, remote data collection, monitoring and reporting for at sea test trials	M8: Phase3 12 months assessment	FO	***	Includes insurance
4		**Phase 3: Second trial phase (OPTIONAL)**				
	14	Decomissioning and De-mobilizaiton of one OPT Power buoy PB3. The provision will be in conformity in all respects with the provisions of the CONTRACT and its annexes, with particular reference to Annex "D" - Technical Specifications.	M9: Phase3 start of demobilization	FO	***	
5		**Optional Service**				
	15	Additional ESS 50 kWh module		FO	***	
	16	Full system Certification of the system by an IACS member		FO	***	This is a full system IACS certification which includes towing and lifting points
	17	Training of max two COMPANY employees for system O&M ***(IN CASE OF PB3 PURCHASE)***		FO	***	Based on a 5 day course being conducted on OPT premises in NJ USA. Eni Travel, subsistance and expenses for Eni personel are excluded
	18	PB3 purchase		FO	***	Same PB3 that has been on trial
	19	Purchase (x1) Triaxis Wave rider Buoy		FO	***	1x triaxys waverider buoy including buoy, commissioning on site and comms/data collection service
6		**At documented cost (if applicable)**				
	20	Onshore Service Technician for extra lump activities including food , accommodation and transfers (US Dollar/day)	5 day minimum	FO	***	There is a 5 day minimum charge
	21	Offshore Service Technician for extra lump activities including food , accommodation and transfers (US Dollar/day)	5 day minimum	FO	***	There is a 5 day minimum charge

***** This information has been omitted in reliance upon Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.**